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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073

PROXY STATEMENT
Annual Meeting of Shareholders
June 13, 2012

To Our Shareholders:

        You are invited to attend Target Corporation's 2012 Annual Meeting of Shareholders. The Annual Meeting will be held at 1:30 p.m. Central Daylight Time, on Wednesday, June 13, 2012 at the CityTarget Store located at 1 South State Street, Chicago, Illinois. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and proxy statement.

        At this year's Annual Meeting, you will be asked to elect all 11 directors to our Board of Directors and to vote on the other items described in this proxy statement.

        We hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented. We urge you to read the proxy statement carefully, and to vote in accordance with the Board of Directors' recommendations by telephone or Internet, or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting.

        Thank you for your continued support.

Sincerely,

Gregg Steinhafel

Chairman of the Board, Chief Executive Officer and President

 VOTING METHODS

        The accompanying proxy statement describes important issues affecting Target Corporation ("Target"). To vote:

  1.
  BY INTERNET

  a.
  Go to the website identified on your proxy card or Notice of Internet Availability of Proxy Materials, 24 hours a day, seven days a week by the deadline set forth below.

  b.
  Enter the control number that appears on your proxy card or Notice of Internet Availability of Proxy Materials.

  c.
  Follow the simple instructions.

  2.
  BY TELEPHONE

  a.
  On a touch-tone telephone, call the toll-free number identified on your proxy card 24 hours a day, seven days a week by the deadline set forth below.

  b.
  Enter the control number that appears on your proxy card.

  c.
  Follow the simple recorded instructions.

  3.
  BY MAIL

  a.
  Mark your selections on the enclosed proxy card.

  b.
  Date and sign your name exactly as it appears on your proxy card.

  c.
  Mail the proxy card in the enclosed postage-paid envelope.

        In order to vote by Internet or by telephone, you must follow the relevant instructions above and vote by the following deadlines:

  •
  For shareholders of record, 11:59 p.m. Eastern Daylight Time on June 12, 2012.

  •
  For shareholders holding shares through an intermediary (other than the Target 401(k) Plan), such as a bank or broker, 11:59 p.m. Eastern Daylight Time on June 12, 2012.

  •
  For shareholders holding shares in the Target 401(k) Plan, 6:00 a.m. Eastern Daylight Time on June 11, 2012.

Your vote is important. Thank you for voting.

ADMISSION POLICY

        All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. You must reserve an admission ticket in order to attend. If you are a shareholder of record and plan to attend, please contact Target's Investor Relations Department by email at investorrelations@target.com or by telephone at (800) 775-3110 to reserve a ticket. Your ticket will be available for pick-up at the meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you will need to send a written request for a ticket either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Investor Relations, Target Corporation, 1000 Nicollet Mall, TPN-1145, Minneapolis, MN 55403 (fax: 612-761-5555 or email: investorrelations@target.com). Requests to reserve admission tickets will be processed in the order in which they are received and must be received no later than June 8, 2012.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on June 13, 2012.

        The proxy statement and annual report are available at www.proxyvote.com.

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	1:30 p.m. Central Daylight Time, on Wednesday, June 13, 2012
PLACE	CityTarget Store 1 South State Street Chicago, Illinois

This location allows us to showcase our new CityTarget store design in the latter stages of construction prior to opening. This store is scheduled to open in July 2012. The near-completed status of this store also provides sufficient space to accommodate shareholders for our Annual Meeting.
MEETING FORMAT	The meeting will include prepared remarks by our Chairman, President and CEO, followed by a question and answer session.
ITEMS OF BUSINESS	(1) To elect 11 directors for a one-year term.
(2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.
(3) To approve the Target Corporation Officer Short-Term Incentive Plan.
(4) To approve, on an advisory basis, our executive compensation ("Say-on-Pay").
(5) To vote on the shareholder proposals contained in this proxy statement, if properly presented at the meeting.
RECORD DATE	You may vote if you were a shareholder of record at the close of business on April 16, 2012.
ANNUAL REPORT	Our 2011 Annual Report, which is not part of the proxy soliciting material, is available at www.proxyvote.com.
PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these three ways:
(1) VISIT THE WEBSITE shown under "Voting Methods" and have your proxy card or Notice of Internet Availability of Proxy Materials in hand to vote through the Internet,
(2) USE THE TOLL-FREE TELEPHONE NUMBER shown under "Voting Methods" and have your proxy card in hand, OR
(3) MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the postage-paid envelope.
If you received a Notice of Internet Availability of Proxy Materials and would like to vote by telephone or mail, you must follow the instructions on the Notice to request a proxy card.
Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Timothy R. Baer Corporate Secretary

Approximate Date of Mailing of Proxy Materials
Or Notice of Internet Availability:
April 30, 2012

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
June 13, 2012

        The Board of Directors of Target Corporation solicits the enclosed proxy for the Annual Meeting of Shareholders to be held at the CityTarget Store, 1 South State Street, Chicago, Illinois on Wednesday, June 13, 2012, at 1:30 p.m. Central Daylight Time, and for any adjournment thereof.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting. In addition, our management will report on Target's performance during fiscal 2011 and respond to questions from shareholders.

Who may vote?

        We have one class of voting shares outstanding. Only shareholders of record at the close of business on the record date, April 16, 2012, are entitled to receive notice of the Annual Meeting and to vote. Each share of common stock will have one vote on each matter to be voted on.

Who may attend the Annual Meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. If you plan to attend, please review the admission policy at the beginning of this proxy statement.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 662,001,328 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

How do I vote?

        You may vote by completing and properly signing the enclosed proxy card and returning it to us in the envelope provided. If you are a registered shareholder (whose shares are owned in your name and not in "street name") and attend the meeting, you may deliver your completed proxy card in person. In addition, you may vote either by telephone or through the Internet by following the instructions on your proxy card or Notice of Internet Availability of Proxy Materials. "Street name" shareholders should follow the voting instructions on the proxy form received from the broker or other institution that holds their shares.

May I vote confidentially?

        Subject to the exceptions described below, our policy is to treat all shareholder meeting proxies, ballots and voting tabulations of a shareholder confidentially, if the shareholder has requested confidentiality on the proxy card.

        If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the Annual Meeting, except (a) to meet applicable legal requirements, (b) to allow the independent election inspectors to count and certify the results of the vote, or (c) if there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission (SEC). The independent election inspectors may at any time inform us whether or not a shareholder has voted.

May I change my vote?

        Yes. Even after you have submitted your proxy, you may change your vote at any time by mailing a later-dated proxy card or by voting again via telephone or Internet before the applicable deadline—see the instructions under "Voting Methods." If you are a registered shareholder, you can also change your vote by attending the meeting in person and delivering a proper written notice of revocation of your proxy. Attendance at the meeting will not by itself revoke a previously granted proxy.

How does the Board recommend I vote?

        In summary, the Board of Directors recommends a vote:

    FOR election of its director nominees (see pages 4-8);

    FOR ratification of the appointment of Ernst & Young LLP as Target's independent registered public accounting firm (see page 50);

    FOR approval of the Target Corporation Officer Short-Term Incentive Plan (see pages 52-54);

    FOR advisory approval of our on executive compensation ("Say-on-Pay") (see page 55); and

    AGAINST the two shareholder proposals (see pages 56-59).

        Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's full recommendation is set forth in the description of each item in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each item?

          Election of Directors.    The number of votes required for the election of directors is described in the section captioned "Election of Directors."

          Say-On-Pay.    The Say-on-Pay vote is a non-binding advisory vote. The Board of Directors will consider our executive compensation to have been approved by shareholders if the Say-on-Pay item receives more votes "For" than "Against." The effect of this non-binding advisory vote is discussed on page 55.

          Other Items.    For all other matters described in this proxy statement and any other items that properly come before the meeting, the affirmative vote of the greater of (a) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on the item at the Annual Meeting and (b) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting, will be required for approval.

          Abstentions.    A properly executed proxy marked "Abstain" with respect to any matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote. Accordingly, for all items other than Items 1 and 4, an abstention will have the effect of a negative vote.

What is a broker non-vote?

        If you hold your shares in "street name," such as through a broker or other institution, you generally cannot vote your shares directly and must instead instruct the broker how to vote your shares using the voting instruction form provided by the broker. If you are a "street name" holder and do not provide voting instructions to your broker, your broker may not vote on your behalf for any of the non-discretionary items at the Annual Meeting, which include Items 1, 3, 4, 5 and 6. Your failure to provide voting instructions to your broker for those non-discretionary items results in a "broker non-vote." Shares constituting broker non-votes will be counted as present for the purpose of determining a quorum at the Annual Meeting, but generally are not counted or deemed to be present in person or by proxy for the purpose of voting on any of the non-discretionary items. If quorum for the Annual Meeting cannot be established without including broker non-votes, then those broker non-votes required to establish a minimum quorum will have the same effect as votes "Against" Items 3, 5 and 6.

What if other matters are presented for determination at the Annual Meeting?

        As of the date of this proxy statement, we know of no matters that will be presented for determination at the meeting other than those referred to in this proxy statement. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed form returned to us or voted by telephone or through the Internet will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who pays the expenses incurred in connection with the solicitation of proxies?

        Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone, and through the Internet. In addition to sending you these materials, some of our directors and officers, as well as management employees, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by Target, postings on our website, www.target.com, and print advertisements. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Georgeson Inc. to act as a proxy solicitor for a fee estimated to be $25,000, plus reimbursement of out-of-pocket expenses.

How will shares in the Target 401(k) Plan be voted?

        This proxy statement is being used to solicit voting instructions from participants in the Target 401(k) Plan with respect to shares of our common stock that are held by the trustee of the plan for the benefit of plan participants. If you are a plan participant and also own shares as a record holder, you will separately receive proxy materials to vote the shares you hold as a record holder. If you are a plan participant, you must instruct the plan trustee to vote your shares by utilizing one of the methods described on the voting-instruction form that you receive in connection with your shares held in the plan. If you do not give voting instructions, the trustee will vote the shares allocated to your personal account in proportion to the instructions actually received by the trustee from participants who give voting instructions.

How may I get additional copies of the Annual Report?

        Our Annual Report for the fiscal year ended January 28, 2012, including financial statements, is furnished with this proxy statement. The Annual Report is also available online at www.target.com (click on "Investor Relations" and "Annual Reports"). For additional printed copies, please contact our Investor Relations representative by email at investorrelations@target.com, by phone at (800) 775-3110, by mail at the address listed on the cover of this proxy statement, Attention: Investor Relations, or online at www.target.com (click on "Investor Relations," then "Shareholder Services" and "Request Materials").

How may I access or receive materials electronically?

        You can access our proxy materials, Annual Report and other periodic reports and information under the "Investors" section of our website, www.target.com (click on "Investor Relations"). You can also register at this same location to receive email alerts, which we send to registered users when new information is posted on our website (click on "Investor Relations" and "E-Mail Alerts"). Shareholders may request electronic delivery of our proxy materials and Annual Report online at www.target.com (click on "Investor Relations," then "Shareholder Services" and "Sign up for E-Delivery"). To receive other shareholder information, contact us via email at investorrelations@target.com.

 ITEM ONE—ELECTION OF DIRECTORS

Election Process

        Under our Articles of Incorporation and Governance Guidelines:

  •
  The number of directors is determined by the Board, with a minimum of 5 and a maximum of 21 directors;

  •
  All directors are elected annually; and

  •
  As is the case this year, where the number of nominees does not exceed the number of directors to be elected, directors are elected under a "majority voting" standard. This means that each director must receive more votes "For" his or her election than votes "Against" in order to be elected. If an incumbent director fails to receive a sufficient number of votes to be elected, he or she must promptly offer to resign, and the Nominating & Governance Committee will make a recommendation on the offer and the Board must accept or reject the offer within 90 days and publicly disclose its decision and rationale.

Nomination Process

        The Nominating & Governance Committee is responsible for identifying individuals qualified to become Board members and making recommendations on director nominees to the full Board. The Committee uses the Board Membership Criteria set forth in our Governance Guidelines when evaluating director candidates. Under these criteria, the Committee seeks director candidates that have broad perspective, experience, knowledge and independence of judgment. The Committee also reviews the backgrounds, skills and experiences of existing directors to identify complementary attributes to seek in new director candidates. The Committee does not have a specific policy regarding consideration of gender, ethnic or other diversity criteria in identifying candidates; however, the Board has had a longstanding commitment to, and practice of, maintaining diverse representation on the Board.

        The Nominating & Governance Committee will consider a recommendation by a shareholder of a candidate for election as a Target director. Any shareholder who wishes the Committee to consider a candidate should submit a written request and related information to our Corporate Secretary no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders.

2012 Nominees for Director

        After considering the recommendations of the Nominating & Governance Committee, the Board has set the number of directors at 11 and nominated the persons described below to stand for election. All nominees are incumbent directors. The Board believes that each of these nominees is qualified to serve as a director of Target and the specific qualifications of each nominee that were considered by the Board are set forth following each nominee's biographical description. Equally as important, the Board believes that the combination of backgrounds, skills and experiences has produced a Board that is well-equipped to exercise oversight responsibilities for Target's shareholders and other stakeholders. Specifically:

  •
  All nominees have strong business backgrounds, with eight nominees having CEO experience in complex business organizations;

  •
  All nominees have senior management-level experience with multinational enterprises, an area of increased importance as we expand our retail operations outside of the United States;

  •
  Five nominees have expertise in consumer marketing, an area critical to our continued success as a leading retail brand;

  •
  Five nominees have significant experience in financial matters, which provides valuable perspective in connection with our investment of capital in our retail operations, real estate, and financial services assets; and

  •
  The overall composition represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors:

  •
  Four nominees have served for more than ten years;

  •
  Six nominees have served for five to ten years; and

  •
  One nominee has served for less than five years.

        We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Director	Principal Occupation, other Directorships and Qualifications	Age	Director Since

Roxanne S. Austin	Roxanne S. Austin is President of Austin Investment Advisors, a private investment and consulting firm, a position she has held since January 2004. From June 2009 until July 2010, she also served as President, Chief Executive Officer and a director of Move Networks, Inc., an Internet television services provider. She is a director of Abbott Laboratories, Teledyne Technologies Incorporated, and LM Ericsson Telephone Company.

	Qualifications: Ms. Austin provides the Board with financial, operational and risk management expertise that she developed through professional roles that included an independent auditor (Deloitte & Touche) and a CFO (Hughes Electronics Corporation), and substantial knowledge of new media technologies obtained from her positions with Move Networks and DirecTV.	51	2002
Calvin Darden
Calvin Darden is Chairman of Darden Development Group, LLC, a real estate development company, a position he has held on a full-time basis since November 2009. From February 2006 to November 2009, he was Chairman of The Atlanta Beltline, Inc., an urban revitalization project for the City of Atlanta. He previously served as Senior Vice President of U.S. Operations of United Parcel Service of America, Inc., an express carrier and package delivery company, until his retirement in February 2005. He is a director of Coca-Cola Enterprises, Inc. and Cardinal Health Corp.

	Qualifications: Mr. Darden provides the Board with significant experience in supply chain networks, logistics, customer service and management of a large-scale workforce obtained over his 33-year career with UPS, and more recently has developed expertise in community relations and real estate development.	62	2003

Director	Principal Occupation, other Directorships and Qualifications	Age	Director Since

Mary N. Dillon	Mary N. Dillon is President, Chief Executive Officer and a director of United States Cellular Corporation, a provider of wireless telecommunication services, positions she has held since June 2010. Previously, Ms. Dillon was Executive Vice President and Global Chief Marketing Officer of McDonald's Corporation, a global restaurant company, from October 2005 to June 2010.

	Qualifications: Ms. Dillon provides the Board with substantial expertise in marketing, brand management, and consumer sales obtained from her roles with McDonald's and the Quaker Foods division of PepsiCo. Her current role as CEO of a large publicly-held company provides the Board with additional top-level perspective in organizational management.	50	2007
James A. Johnson
James A. Johnson is Vice Chairman of Perseus, LLC, a merchant banking private equity firm, a position he has held since April 2001. He is a director of The Goldman Sachs Group, Inc. and Forestar Group,  Inc.

Within the past five years, Mr. Johnson also served as a director of UnitedHealth Group, KB Home, Gannett Co., Inc. and Temple-Inland, Inc.

	Qualifications: Mr. Johnson has more than 40 years of experience in the business and public sectors. Mr. Johnson provides the Board with strong leadership and consensus-building capabilities as well as a solid understanding of public policy dynamics, corporate governance and reputation management issues.	68	1996
Mary E. Minnick
Mary E. Minnick is a Partner of Lion Capital, a consumer-focused private investment firm, a position she has held since May 2007. Prior to joining Lion Capital, she completed a 23-year career with The Coca-Cola Company, a manufacturer, marketer and distributor of nonalcoholic beverage concentrates and syrups, in February 2007. At Coca-Cola, she served in a variety of global executive positions including Executive Vice President and President of Marketing, Strategy and Innovation and Chief Operating Officer of Asia responsible for 38 countries.

	Qualifications: Ms. Minnick provides the Board with substantial expertise in building brand awareness and managing product development, marketing, distribution and sales on a global scale. Her current position with Lion Capital provides the Board with additional insights into consumer marketing trends outside the United States.	52	2005

Director	Principal Occupation, other Directorships and Qualifications	Age	Director Since

Anne M. Mulcahy	Anne M. Mulcahy is Chairman of the Board of Trustees of Save The Children Federation, Inc., a non-profit organization dedicated to creating lasting change in the lives of children throughout the world, a position she has held since March 2010. She previously served as Chairman of the Board of Xerox Corp., a document management company from January 2002 to May 2010, and Chief Executive Officer of Xerox from August 2001 to July 2009. She is a director of The Washington Post Company and Johnson & Johnson.

Within the past five years, Ms. Mulcahy also served as a director of Citigroup Inc.

	Qualifications: Ms. Mulcahy obtained extensive experience in all areas of business management as she led Xerox through a transformational turnaround. This experience, combined with her leadership roles in business trade associations and public policy activities, provides the Board with additional expertise in the areas of organizational effectiveness, financial management and corporate governance.	59	1997
Derica W. Rice
Derica W. Rice is Executive Vice President, Global Services and Chief Financial Officer of Eli Lilly and Company, a pharmaceutical company, positions he has held since January 2010 and May 2006, respectively. From May 2006 to December 2009 he served as Eli Lilly's Senior Vice President and Chief Financial Officer.

	Qualifications: Mr. Rice's career with Eli Lilly has provided him with substantial experience in managing worldwide financial operations. His expertise gives the Board additional skills in the areas of financial oversight, risk management and the alignment of financial and strategic initiatives.	47	2007
Stephen W. Sanger
Stephen W. Sanger is the former Chief Executive Officer and Chairman of the Board of General Mills, Inc., a consumer food products company. He served as Chief Executive Officer of General Mills from 1995 to September 2007, and as Chairman of the Board from 1995 to May 2008. He is a director of Wells Fargo & Company and Pfizer, Inc.

	Qualifications: Mr. Sanger established a strong record of achieving sales growth, building shareholder value, and cultivating a business environment committed to quality, productivity and innovation during his 34 years at General Mills. Mr. Sanger provides the Board with substantial experience in the consumer food industry and a seasoned, global business perspective.	66	1996

Director	Principal Occupation, other Directorships and Qualifications	Age	Director Since

Gregg W. Steinhafel	Gregg W. Steinhafel is Chairman of the Board, Chief Executive Officer and President of Target. He began his career at the company as a merchandise trainee in 1979 and subsequently advanced through a variety of merchandising and operational management positions. Mr. Steinhafel became President of Target in August 1999, Chief Executive Officer in May 2008 and Chairman in February 2009. Mr. Steinhafel is a director of The Toro Co.

	Qualifications: In his more than 30 years at Target, Mr. Steinhafel has gained meaningful leadership experience and retail knowledge. As Chief Executive Officer, he is responsible for determining the company's strategy and clearly articulating priorities as well as aligning and motivating the organization to execute effectively and ensure continued success. These capabilities, combined with Mr. Steinhafel's intimate understanding of Target's guests and unwavering commitment to Target's brand, make him uniquely qualified to serve on the Board.	57	2007
John G. Stumpf
John G. Stumpf is Chairman of the Board, President and Chief Executive Officer of Wells Fargo & Company, a banking and financial services company. He has been President since August 2005, Chief Executive Officer since June 2007, and became Chairman in January 2010. A 29-year veteran of Wells Fargo, he has held various operational and managerial positions throughout his career. He is a director of Chevron Corporation.

	Qualifications: Mr. Stumpf's current role as Chairman, President and Chief Executive Officer of Wells Fargo, and long career in banking, provides the Board with expertise in brand management, financial oversight and stewardship of capital.	58	2010
Solomon D. Trujillo
Solomon D. Trujillo served as Chief Executive Officer and a director of Telstra Corporation Limited, Australia's leading telecommunications company, from July 2005 to May 2009. He is a director of WPP plc.

	Qualifications: Mr. Trujillo is an international business executive with three decades experience as CEO of large market cap global companies in the telecommunications, media and cable industries headquartered in the U.S., the EU, and the Asia-Pacific region. He has global operations experience and provides the Board with substantial international experience and expertise in the retail, technology, media and communications industries.	60	1994

 GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Director Independence

        The Board of Directors believes that a substantial majority of its members should be independent directors. The Board annually reviews all relationships that directors have with Target to affirmatively determine whether the directors are independent. If a director has a material relationship with Target, that director is not independent. The listing standards of the New York Stock Exchange (NYSE) set forth certain relationships that, if present, preclude a finding of independence.

        The Board affirmatively determined that all non-management directors are independent. Mr. Steinhafel is the only management director and is not independent. In making this determination, the Board specifically considered the following transactions, all of which were entered into in the ordinary course of business:

  •
  For Mr. Stumpf, the payments by Target to Wells Fargo for commercial banking, brokerage, trust and equipment financing services, and commitment fees for Wells Fargo's role as a non-lead participant in Target's syndicated revolving credit facility. Target's total payments to Wells Fargo amounted to less than 0.01% of Wells Fargo's annual revenues in each of the last three fiscal years. Target does not use Wells Fargo for any investment banking, consulting or advisory services.

  •
  For Ms. Minnick, her indirect ownership position in portfolio companies of Lion Capital that are merchandise vendors of Target. Her indirect ownership in these portfolio companies is less than 5%, and Target's annual purchases constitute less than 2% of each portfolio company's annual revenues for each of the last three fiscal years.

  •
  For Ms. Dillon, the amount of payments to U.S. Cellular for telecommunication services, which amounted to less than 0.01% of U.S. Cellular's annual revenues in each of the last three fiscal years.

  •
  For Ms. Mulcahy, the charitable contributions by Target to Save The Children Federation, which amounted to less than 2% of Save the Children's annual revenues in each of the last three fiscal years.

Corporate Governance Documents Available on Our Website

        Copies of our key corporate governance documents are available on our website, www.target.com (click on "Investor Relations" and "Corporate Governance"). These documents include our Articles of Incorporation, Bylaws, Corporate Governance Guidelines, Position Descriptions (charters) for each of the Board's committees, our Business Conduct Guide and our Corporate Responsibility Report.

Board Meetings; Attendance at Annual Shareholders Meeting

        The Board of Directors met five times during fiscal 2011. All directors attended at least 75% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year.

        All directors attended our June 2011 Annual Meeting of Shareholders. The Board has a policy requiring all directors to attend all Annual Meetings of Shareholders, absent extraordinary circumstances.

Board Leadership Structure

        The Board is led by Mr. Steinhafel in his role as Chairman. Mr. Steinhafel is also the Chief Executive Officer. The Board also has designated a lead independent director position to complement the Chairman's role, and to serve as the principal liaison between the non-management directors and the Chairman.

        The Board continues to believe that its current structure is the appropriate one for Target at this time. Specifically, the Board believes that in light of Target's clear strategy and the strength of its overall governance practices, a combined Chairman/CEO role will more effectively unify the Board and management around the specific initiatives to support Target's strategy. The Board continues to separately evaluate Mr. Steinhafel annually in each of his roles, and it has retained the discretion to separate the Chairman/CEO roles at any time if the Board believes it would better serve the interests of Target. The Board also concluded that its lead independent director position effectively balances any risk of concentration of authority that may exist with a combined Chairman/CEO position.

        Mr. Johnson is our lead independent director. As lead director, Mr. Johnson:

  •
  presides at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of non-management directors;

  •
  conducts the annual performance reviews of the Chief Executive Officer and Chairman of the Board, with input from the other non-management directors;

  •
  has an opportunity to review information and agendas sent to the Board to assure that the agendas are properly focused and there is sufficient time for discussion of all agenda items; and

  •
  has the authority to convene meetings of non-management directors at every meeting.

Management Succession Planning

        One of the primary responsibilities of the Board is to ensure that Target has a high-performing management team in place. On an annual basis, the Board conducts a detailed review of management development and succession planning activities to maximize the pool of internal candidates who can assume top management positions without undue interruption. In addition, the Board has adopted a CEO emergency succession policy to govern unforeseen succession needs.

Risk Oversight

        The primary responsibility for the identification, assessment and management of the various risks that we face belongs with management. The Board's oversight of these risks occurs as an integral and continuous part of the Board's oversight of our business. For example, our principal strategic risks are reviewed as part of the Board's regular discussion and consideration of our strategy, and the alignment of specific initiatives with this strategy. Similarly, at every meeting the Board reviews the principal factors influencing our operating results, including the competitive environment, and discusses with our senior executive officers the major events, activities and challenges affecting their respective functional areas. The Board's ongoing oversight of risk in the context of specific aspects of our business is supplemented by periodic reviews of our enterprise risk management process, which facilitates consideration of our overall strategic objectives, risk exposures and risk management programs in a holistic fashion.

        The oversight of risks also occurs at the Board Committee level on a more focused basis, as described in the description of each Committee's responsibilities.

Compensation Policies and Risk

        As part of our regular review of our compensation practices, we conducted an analysis of whether our compensation policies and practices create material risks to the company. The results of this analysis were reviewed by the Compensation Committee's independent consultant and discussed with the Compensation Committee, which agreed with management's conclusion that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the company. More specifically, this conclusion was based on the following considerations:

  •
  Pay Mix:  Compensation mix of base salary, short-term and long-term incentives provides compensation opportunities measured by a variety of time horizons to balance our incentive structure with near-term and long-term strategic goals.

  •
  Performance Metrics:  A variety of performance metrics are used in both the short-term and long-term incentive plans. This "portfolio" approach to performance metrics encourages focus on sustained overall company performance. Additional detail on our performance metrics can be found in the Compensation Discussion and Analysis.

  •
  Performance Goals:  Goals are approved by our independent directors and take into account our historical performance, current strategic initiatives and the expected macroeconomic environment. In addition, short-term and long-term incentive compensation programs are designed with payout curves and leverage that support our pay for performance philosophy.

  •
  Equity Incentives:  Equity incentive programs and stock ownership guidelines are designed to align management and shareholder interests by providing vehicles for executive officers to accumulate and maintain an ownership position in the company.

  •
  Risk Mitigation Policies:  We incorporate several risk mitigation policies into our officer compensation program, including:

  •
  The Compensation Committee's ability to use "negative discretion" to determine appropriate payouts under formula-based plans;

  •
  A clawback policy to recover incentive compensation that was based on inaccurate financial statements; and

  •
  Stock ownership guidelines for executive officers, supplemented with an anti-hedging policy.

Committees

        The Board has the following committees and committee composition (all of whom are independent directors) as of the date of this proxy statement:

Nominating & Governance	Compensation	Audit	Finance	Corporate Responsibility
Mr. Sanger, Chair	Mr. Johnson, Chair	Ms. Austin, Chair	Ms. Mulcahy, Chair	Mr. Trujillo, Chair
Mr. Darden	Mr. Darden	Ms. Minnick	Ms. Austin	Ms. Dillon
Ms. Mulcahy	Ms. Dillon	Mr. Rice	Mr. Rice	Mr. Johnson
Mr. Trujillo	Mr. Sanger	Mr. Stumpf	Mr. Stumpf	Ms. Minnick

        A description of each Committee's function and number of meetings during fiscal 2011 follows.

Nominating & Governance Committee

        The Nominating & Governance Committee oversees our corporate governance practices and identifies individuals qualified to become Board members. After identifying qualified Board candidates, the Nominating & Governance Committee will make a recommendation to the full Board with respect to candidates to stand for election or otherwise be added to the Board.

        Under our Corporate Governance Guidelines, non-management directors may not serve on the Board for more than 20 years, or 5 years after they retire from active employment, whichever occurs first. In addition, directors must resign at age 72 and must submit an offer of resignation for consideration by the Nominating & Governance Committee and the full Board upon any substantial change in principal employment. During fiscal 2011, no non-management directors experienced a change in principal employment.

        The Nominating & Governance Committee held three meetings during the last fiscal year.

Compensation Committee

        The Compensation Committee has responsibility for determining the composition and value of non-CEO executive officer compensation and making recommendations with respect to CEO compensation to the independent members of the Board, who collectively have final approval authority. The Compensation Committee's responsibilities include reviewing our compensation philosophy, selection and relative weightings of different compensation elements to balance risk, reward and retention objectives, the alignment of incentive compensation performance measures with our strategy, and specific compensation levels for each executive officer. The Compensation Committee also reviews the compensation provided to non-management directors and makes recommendations to the independent members of the Board.

        The Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation, but it may delegate to management the administrative aspects of our compensation plans that do not involve the setting of compensation levels for executive officers. Additional information on the processes and procedures for executive compensation determinations, including the role of management and compensation consultants, is contained in the Compensation Discussion and Analysis beginning on page 20. The Compensation Committee held four meetings during the last fiscal year.

Audit Committee

        The Audit Committee assists the Board with the oversight of our financial reporting process and our compliance programs. The Audit Committee's financial reporting process oversight responsibilities include the integrity of our financial statements and internal controls, the independent auditor's qualifications and independence and performance of our internal audit function. The Audit Committee's compliance program oversight responsibilities include compliance with legal and regulatory requirements, our business ethics program and review and approval of transactions with related persons.

        The Board of Directors has determined that all members of the Committee satisfy the independence requirements of the NYSE and SEC, and all members have acquired the attributes necessary to qualify them as "audit committee financial experts" as defined by applicable SEC rules.

        The duties and activities of the Audit Committee are further described in the Report of the Audit Committee on page 51. The Audit Committee held five meetings during the last fiscal year.

Finance Committee

        The Finance Committee reviews our primary financial policies and strategies, including our liquidity position, funding requirements, ability to access the capital markets, interest rate exposures and policies regarding return of cash to shareholders. The Finance Committee held two meetings during the last fiscal year.

Corporate Responsibility Committee

        The Corporate Responsibility Committee reviews and evaluates our public affairs, community relations, corporate social responsibility and reputation management programs. The Corporate Responsibility Committee held two meetings during the last fiscal year.

Communications with Directors

        Shareholders and other interested parties seeking to communicate with any individual director or group of directors may send correspondence to Target Board of Directors, c/o Corporate Secretary, 1000 Nicollet Mall, TPS-2670, Minneapolis, Minnesota 55403 or may send an email to BoardOfDirectors@target.com, which is managed by the Corporate Secretary. The Corporate Secretary, in turn, has been instructed by the Board to forward all communications to the relevant Board members, except those that are clearly unrelated to Board or shareholder matters.

Director Compensation

General Description of Director Compensation

        Our non-employee director compensation program allows directors to choose one of three forms of annual compensation—(a) a combination of cash, stock options, and restricted stock units (RSUs), (b) all stock options (if the director meets our stock ownership guidelines), or (c) all RSUs. Each form under the compensation program is intended to provide approximately the same level of compensation to non-employee directors as follows:

	Combination	All Stock Options	All RSUs
Cash	$90,000	$0	$0
Stock Options	$80,000	$260,000	$0
RSUs	$90,000	$0	$260,000

Total Compensation	$260,000	$260,000	$260,000

        The three forms of annual compensation have the following terms:

  •
  The cash retainer is paid pro-rata in quarterly installments. Directors may defer receipt of all or a portion of any cash retainer into the Director Deferred Compensation Plan. Deferrals earn market returns based on the investment alternatives chosen by them from the funds offered by Target's 401(k) Plan.

  •
  The size of stock option grants are based on the estimated fair value as determined under the Towers Watson Black-Scholes option pricing methodology. Stock options are granted in January and are immediately vested, but are not exercisable until one year after the grant date. Stock options granted in January 2012 have a ten-year term. Stock options granted in January 2011 and prior years have a term equal to the lesser of ten years from the date of grant or five years following a director's departure from the Board.

  •
  RSUs are settled in shares of Target common stock immediately following a director's departure from the Board. Dividend equivalents are paid on RSUs in the form of additional RSUs. RSUs are granted in January and vest quarterly over a one-year period.

        New directors also receive a one-time grant of RSUs with a $50,000 grant date fair value upon joining the Board.

 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards (1)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)(4)	Total (5)
Roxanne S. Austin(6)	$119,168	$90,037	$59,158	$0	$268,363
Calvin Darden	$90,000	$90,037	$59,158	$0	$239,195
Mary N. Dillon	$0	$260,042	$0	$0	$260,042
James A. Johnson(7)	$16,668	$90,037	$59,158	$10,844	$176,707
Mary E. Minnick	$0	$260,042	$0	$0	$260,042
Anne M. Mulcahy(8)	$102,500	$275,048	$0	$0	$377,548
Derica W. Rice	$0	$260,042	$0	$0	$260,042
Stephen W. Sanger(9)	$12,500	$0	$203,339	$7,019	$222,858
John G. Stumpf	$90,000	$90,037	$59,158	$0	$239,195
Solomon D. Trujillo(10)	$102,500	$90,037	$59,158	$26,478	$278,173

(1)
Amounts represent the aggregate grant date fair value of RSUs and stock options that were granted in fiscal 2011, as computed in accordance with FASB ASC Topic 718, Stock Compensation, which uses assumptions that differ from the assumptions used in the Towers Watson Black-Scholes methodology referred to above. See Note 25, Share-Based Compensation, to our consolidated financial statements for fiscal 2011 for a description of our accounting and the assumptions used. Details on the stock awards and option awards granted during fiscal 2011 are as follows:

	Stock Awards (RSUs)		Option Awards
	# of Units	Grant Date Fair Value	# of Shares	Grant Date Fair Value
Ms. Austin	1,842	$90,037	6,365	$59,158
Mr. Darden	1,842	$90,037	6,365	$59,158
Ms. Dillon	5,320	$260,042	0	$0
Mr. Johnson	1,842	$90,037	6,365	$59,158
Ms. Minnick	5,320	$260,042	0	$0
Ms. Mulcahy	5,627	$275,048	0	$0
Mr. Rice	5,320	$260,042	0	$0
Mr. Sanger	0	$0	21,878	$203,339
Mr. Stumpf	1,842	$90,037	6,365	$59,158
Mr. Trujillo	1,842	$90,037	6,365	$59,158

(2)
The aggregate number of unexercised stock options and unvested RSUs outstanding at fiscal year-end held by directors was as follows:

Name	Stock Options	Restricted Stock Units
Ms. Austin	65,166	1,842
Mr. Darden	51,947	1,842
Ms. Dillon	0	5,320
Mr. Johnson	98,484	1,842
Ms. Minnick	0	5,320
Ms. Mulcahy	35,124	5,627
Mr. Rice	0	5,320
Mr. Sanger	110,675	0
Mr. Stumpf	10,474	1,842
Mr. Trujillo	81,951	1,842
(3)
Amount reported represents above-market earnings on nonqualified deferred compensation, consisting of an additional 6.52% annual return on a frozen deferred compensation plan. Prior to December 31, 1996, deferrals were allowed under our Deferred Compensation Plan Directors (DCP-Director). No new deferrals or participants were allowed after that year. Participants' DCP-Director accounts are credited each month with earnings based on the average Moody's Bond Indices Corporate AA rate for June of the preceding calendar year, plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%.

(4)
In addition to amounts reported, non-employee directors who were elected prior to 1997 are eligible to receive a lump-sum payment the February following the date they leave their directorship. The payment is equal to the present value of an annual payment stream of $25,000 (i.e., the director's fee in effect as of December 31, 1996) for a period equal to the number of years of service of the individual as a director before December 31, 1996. The present value is based on a discount rate of 4.03%. There are three active directors eligible to receive a benefit under this program. These directors, and their current benefit values are:

Name	Retirement Benefit
Mr. Johnson	$18,896
Mr. Sanger	$17,089
Mr. Trujillo	$53,642
(5)
In addition to the amounts reported, all directors also receive a 10% discount on merchandise purchased at Target stores and Target.com, both during active service and following retirement. Non-employee directors are also provided with $100,000 of accidental death life insurance.

(6)
Ms. Austin received additional annual compensation of $29,168 as a result of her role as Chairperson of the Audit Committee, which is reflected in the table as "Fees Earned or Paid in Cash."

(7)
Mr. Johnson received additional aggregate annual compensation of $16,668 as a result of his roles as Lead Director and Chairperson of the Compensation Committee, which is reflected in the table as "Fees Earned or Paid in Cash."

(8)
Ms. Mulcahy received additional annual compensation of $12,500 as a result of her role as Chairperson of the Finance Committee, which is reflected in the table as "Fees Earned or Paid in Cash."

(9)
Mr. Sanger received additional annual compensation of $12,500 as a result of his role as Chairperson of the Nominating & Governance Committee, which is reflected in the table as "Fees Earned or Paid in Cash."

(10)
Mr. Trujillo received additional annual compensation of $12,500 as a result of his role as Chairperson of the Corporate Responsibility Committee, which is reflected in the table as "Fees Earned or Paid in Cash."

 CERTAIN RELATIONSHIPS

Policy on Transactions with Related Persons

        The Board of Directors has adopted a written policy requiring that any transaction: (a) involving Target; (b) in which one of our directors, nominees for director, executive officers, or greater than five percent shareholders, or their immediate family members, have a direct or indirect material interest; and (c) where the amount involved exceeds $120,000 in any fiscal year, be approved or ratified by a majority of independent directors of the full Board or by a designated committee of the Board. The Board has designated the Audit Committee as having responsibility for reviewing and approving all such transactions except those dealing with compensation of executive officers and directors, or their immediate family members, in which case it will be reviewed and approved by the Compensation Committee.

        In determining whether to approve or ratify any such transaction, the independent directors or relevant committee must consider, in addition to other factors deemed appropriate, whether the transaction is on terms no less favorable to Target than those involving unrelated parties. No director may participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

        We did not have any transactions requiring review and approval in accordance with this policy during fiscal 2011 and through the date of this proxy statement.

 BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

Share Ownership of Directors and Officers

        Set forth below is information regarding the shares of Target common stock (our only outstanding class of equity securities) which are owned on March 16, 2012 or which the person has the right to acquire within 60 days of March 16, 2012 for each director, executive officer named in the Summary Compensation Table on page 34, and all Target directors and executive officers as a group.

Name of Individual or Number of Persons in Group	Shares Directly or Indirectly Owned		Shares Issuable within 60 Days(1)	Stock Options Exercisable within 60 Days	Total Shares Beneficially Owned(2)
Roxanne S. Austin	0		10,124	60,392	70,516
Calvin Darden	0		10,124	47,173	57,297
Mary N. Dillon	0		24,846	0	24,846
James A. Johnson	0		10,314	84,491	94,805
Mary E. Minnick	886		32,997	0	33,883
Anne M. Mulcahy	7,114		11,075	35,124	53,313
Derica W. Rice	0		24,846	0	24,846
Stephen W. Sanger	44,978		9,718	94,266	148,962
John G. Stumpf	0		2,845	5,700	8,545
Solomon D. Trujillo	48,257		7,288	77,177	132,722
Gregg W. Steinhafel	488,774	(3)(4)	0	1,279,154	1,767,928
Douglas A. Scovanner	100,402	(3)(5)	0	766,761	867,163
Kathryn A. Tesija	120,623	(3)	0	261,979	382,602
Terrence J. Scully	30,090	(3)	0	294,143	324,233
John D. Griffith	64,630	(3)	0	406,981	471,611
All directors and executive officers as a group (21 persons)	990,229	(3)	146,952	4,403,735	5,540,916

(1)
Includes shares of common stock that the named individuals may acquire on or before May 15, 2012 pursuant to the conversion of vested RSUs into common stock.

(2)
All directors and executive officers as a group own less than 1% of Target's outstanding common stock. The persons listed have sole voting and investment power with respect to the shares listed except that Mr. Sanger has shared voting and investment power over 30,552 shares and Mr. Steinhafel has shared voting and investment power over 187,480 shares.

(3)
Includes shares of common stock owned by executive officers in the Target 401(k) Plan as of March 16, 2012.

(4)
Includes 39,750 shares of common stock held in trusts of which Mr. Steinhafel is the sole trustee, and 187,480 shares directly owned by a limited liability partnership of which Mr. Steinhafel and his wife are the only general partners.

(5)
Includes 2,250 shares of common stock held in a trust of which Mr. Scovanner is the sole trustee, and 27,054 shares held in a different trust of which Mr. Scovanner is the sole trustee.

Economic Ownership; Stock Ownership Guidelines

        Because the table above is limited to shares that are owned or which the person has the right to acquire within 60 days, it does not present a complete view of the economic exposure our directors and executive officers have to Target common stock. Excluded from the table above are RSUs which will be converted into common stock more than 60 days from March 16, 2012, and deferred compensation amounts that are indexed to Target common stock, but ultimately paid in cash.

        In 2004, we adopted stock ownership guidelines for our directors and executive officers that are based on economic ownership. These guidelines recognize the following forms of economic ownership:

  •
  Outstanding shares that the person owns or is deemed to own under the federal securities laws;

  •
  Restricted stock and RSUs, whether vested or unvested; and

  •
  Share equivalents that are held under deferred compensation arrangements.

        Our ownership guideline amount for non-employee directors is a fixed value of $270,000, and directors are expected to achieve this level of ownership within five years of their appointment. All directors currently comply with these stock ownership guidelines. The following table shows the economic ownership position of each director as of March 16, 2012:

Name	Shares Directly or Indirectly Owned	RSUs	Share Equivalents	Total Economic Ownership (# of Shares)	Value at March 16, 2012(1)
Roxanne S. Austin	0	11,513	0	11,513	$672,474
Calvin Darden	0	11,513	705	12,218	$713,628
Mary N. Dillon	0	28,857	0	28,857	$1,685,537
James A. Johnson	0	11,703	867	12,570	$734,236
Mary E. Minnick	886	37,008	403	38,297	$2,236,925
Anne M. Mulcahy	7,114	15,318	0	22,432	$1,310,253
Derica W. Rice	0	28,857	0	28,857	$1,685,537
Stephen W. Sanger	44,978	9,718	12,442	67,138	$3,921,545
John G. Stumpf(2)	0	4,234	0	4,234	$247,308
Solomon D. Trujillo	48,257	8,677	0	56,934	$3,325,515

(1)
Based on closing stock price of $58.41 as of March 16, 2012.

(2)
Mr. Stumpf joined the Board on March 10, 2010 and has five years from that date to meet the stock ownership guidelines.

        Our ownership guideline amount for executive officers is based on a multiple of base salary as follows:

  •
  CEO: 5X base salary

  •
  Other executive officers: 3X base salary

        Executive officers are expected to achieve compliance within five years of their appointment. All of our named executive officers currently comply with our guidelines. The following table shows the economic ownership position of each named executive officer as of March 16, 2012:

Name	Shares Directly or Indirectly Owned	RSUs	Share Equivalents	Total Economic Ownership (# of Shares)	Multiple of Base Salary Held at March 16, 2012(1)
Gregg W. Steinhafel	488,774	147,872	369,414	1,006,060	39.2x
Douglas A. Scovanner	100,402	56,825	0	157,227	9.0x
Kathryn A. Tesija	120,623	61,885	8,780	191,288	12.4x
Terrence J. Scully	30,090	37,567	56,518	124,174	11.2x
John D. Griffith	64,630	37,635	12,817	115,082	9.4x

(1)
Based on closing stock price of $58.41 as of March 16, 2012.

        If a director or executive officer has not satisfied the ownership guideline amounts by the compliance deadline, he or she must retain all shares acquired on the vesting of equity awards or the exercise of stock options (in all cases net of exercise costs and taxes) until compliance is achieved.

Largest Owners of Target's Shares

        The table below sets forth certain information as to each person or entity known to us to be the beneficial owner of more than five percent of any class of our voting securities (percent of class based on shares outstanding on March 16, 2012):

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Class
State Street Corporation	61,922,482	9.3%
One Lincoln Street

(1)
State Street Bank Corporation (State Street), reported its direct and indirect beneficial ownership in various fiduciary capacities (including as trustee under Target's 401(k) Plan) on a Schedule 13G filed with the SEC on February 13, 2012. The filing indicates that as of December 31, 2011, State Street had sole voting power for 0 shares, shared voting power for 61,922,482 shares, sole dispositive power for 0 shares and shared dispositive power for 61,922,482 shares.

 EXECUTIVE COMPENSATION

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and this proxy statement.

COMPENSATION COMMITTEE

James A. Johnson, Chair
Calvin Darden
Mary N. Dillon
Stephen W. Sanger

Compensation Discussion and Analysis

Executive Summary

        Our compensation programs are structured to align the interests of our executive officers with the interests of our shareholders. They are designed to attract, retain, and motivate a premier management team to sustain our distinctive brand and its competitive advantage in the marketplace, and to provide a framework that delivers outstanding financial results and shareholder returns over the long term. We pursue this alignment with shareholders through a pay for performance philosophy in which variable compensation represents a majority of an executive officer's potential compensation, a balance of short and long-term performance metrics, and sound governance.

        The chart below demonstrates that our performance has resulted in returns to Target shareholders that over the 3, 5 and 10 year time horizons has outpaced the median of our retail peer group (as defined on page 30):

Total Shareholder Return(1)

Data Source: Bloomberg

(1)
Total shareholder return period ending January 31, 2012.

        In addition to our results shown above, our sales (market share) and EPS performance versus our 15 company retail peer group (including Target) for the last three years has outpaced the median of our retail peer group. As outlined in our long-term incentive performance on page 29, we ranked 5th of the 15 companies in sales (market share) growth and 2nd in EPS growth for the three year period ended with fiscal 2011.

        Turning to our most recent results, Target's full-year fiscal 2011 financial results reflect the ability of our team to manage our businesses in a volatile environment. We delivered diluted GAAP earnings per share (EPS) of $4.28, up 7 percent from fiscal 2010. Adjusted EPS for fiscal 2011, which we report as a measure of the performance of our U.S. businesses, was $4.41, up 14.3 percent from a year ago. A reconciliation of non-GAAP financial measures to GAAP measures is provided on pages 20-21 of our annual report on Form 10-K.

        For fiscal 2011, U.S. Retail comparable-store sales grew by 3 percent, our best annual performance since fiscal 2007. This growth reflects investments made in our remodel program and 5% REDcard Rewards loyalty program, both of which continue to drive incremental traffic and sales. Our team very effectively managed the profitability of our retail sales, largely offsetting the gross margin pressure from our sales-driving initiatives with expense leverage, keeping our operating expense rates in line with our goal and past performance while maintaining strong service levels in our stores. This disciplined focus allowed us to replicate the high EBITDA performance we achieved in fiscal 2009 and fiscal 2010.

        Our U.S. Credit Card segment achieved outstanding results managing our receivables portfolio, generating outstanding profitability on a planned decline in the asset base, with a pretax return on our investment in the portfolio of 24%. Strong cash generation, combined with a strong balance sheet allowed us to return $2.6 billion to our shareholders through dividends and share repurchase, representing more than 88% of our net income for the year.

        Compensation decisions for our executive officers, including the named executive officers (NEOs), in fiscal 2011 (as detailed on page 24-29) reflect this backdrop of continued strong performance and execution of our strategy:

  •
  Base pay levels reflect modest increases except where appropriate to reflect expanded responsibilities;

  •
  Our fiscal results produced short-term incentive compensation that was at goal; and

  •
  Long-term incentive award values were largely consistent with awards in fiscal 2010, except where appropriate to recognize an executive officer for expanded responsibilities and/or exceptional contributions in fiscal 2011.

        In broad terms, our compensation programs for executive officers focus on clear and consistent pay for performance criteria and reflect the competitive environment in which we operate. More specifically, we:

  •
  Establish short-term incentive payout levels to provide an opportunity for compensation payments in the upper quartile of the marketplace when financial performance goals are exceeded, and for significantly reduced compensation when our financial performance is below expectations;

  •
  Incorporate a mix of variable cash and equity compensation elements with varying time horizons and financial measures to reward sustained outstanding performance. This approach aligns with shareholder interests by focusing on shareholder value creating performance measures such as market share, earnings per share (EPS), earnings before interest and taxes (EBIT) and economic value added (EVA);

  •
  Provide a competitive package of long-term pay at risk and time-vested equity compensation and retirement plans to facilitate retention and provide opportunities to realize future value aligned with shareholders.

        In addition, we continued our focus on sound corporate governance in our pay practices by:

  •
  Conducting an annual compensation risk assessment reviewed by the Board's independent compensation consultant, Semler Brossy Consulting Group (SBCG);

  •
  Maintaining stock ownership guidelines, a clawback policy and an anti-hedging policy for executive officers; and

  •
  Not providing tax gross-ups to our executive officers.

Our Performance Framework for Executive Compensation

Pay Mix Allocation

        Our compensation programs embrace a strong pay for performance approach, in which variable compensation, also referred to as pay at risk, represents a majority of potential total compensation in order to motivate and reward sustained outstanding performance that is aligned with shareholder interests.

        Total direct compensation (TDC) for our executive officers is determined by the sum of three compensation elements: base salary, short-term incentive compensation, and long-term incentive compensation. We allocate TDC among the compensation elements by considering market data from our peer group companies. This is done both by direct comparison of the amount of each element with peer group company data, and also using data on the relative weightings of different elements by our peer companies. This market data is used to establish a range for each element that becomes a reference point to determine a final compensation allocation that is in-line with market conditions, yet maintains a strong bias in favor of long-term and performance linked compensation.

        The chart below illustrates how base salary, short-term incentives and long-term incentives comprised of Stock Options, Performance Share Units (PSUs) and Restricted Stock Units (RSUs), were allocated to create the fiscal 2011 TDC pay mix (at goal) for our CEO and Other NEOs:

CEO Pay Mix	Other NEOs Pay Mix

Pay Mix Components

        Our compensation programs use a combination of performance measures with both short (annual) and long-term time horizons to provide a balanced assessment of performance and risk over time and support our financial and strategic objectives.

Element	Measure/Metric	Objective

Base Salary	Experience, Scope of Role	Reflective of the scope and complexity of our executive officer's roles, their individual skills, contribution, and tenure with our company

Short-Term Incentive	Earnings	Designed to reinforce our focus on profitability, as measured by EBIT
	Investment Discipline	Designed to evaluate the degree to which capital is being efficiently invested through measuring EVA, balancing profitability with capital investments
Personal Performance
Recognizes additional critical factors that are based on subjective management criteria, including the executive officer's ability to develop a high performing team, their ability to lead strategic priorities and their demonstration of a strong commitment to high ethical standards

Long-Term Incentive: PSUs	Market Share	Designed to incent continued market share gains by measuring the domestic net sales growth captured relative to peers over a three-year period
	EPS	Focuses on achieving sufficiently high growth in EPS relative to peers over a sustained period (three years)

Long-Term Incentives: RSUs, Stock Options and PSUs	Stock Price	We believe that consistent execution of our strategy over multi-year periods will lead to an increase in stock price—as such, the value of equity-based compensation vehicles is directly tied to our stock price and our shareholders' value assessment

Pay for Performance Link

        We establish challenging goals for our company and our team. As outlined on page 27, we have consistently set goals and achieved results above prior years' levels. For pay positioning we determine TDC using "at goal" levels of payouts (commonly referred to as "target" levels of performance). In other words, we assume at goal payout levels for determining target level payouts under our short-term incentive program and the value of PSU awards. All equity awards are valued at their grant date fair value for purposes of determining TDC. The actual TDC earned by each executive officer will vary significantly depending on both company and their individual performance.

        The following chart highlights the variability of our compensation by showing fiscal 2011 TDC at goal and the value of the TDC package for our CEO one year later with two different performance scenarios: above goal performance reflecting EBIT and EVA results at 10% above goal with 10% stock price appreciation for the year; and below goal performance reflecting EBIT and EVA results at 10% below goal with 10% stock price depreciation:

CEO TDC Variability

        Our other NEOs' TDC packages exhibit a similar level of variability. With this backdrop, the remainder of this section discusses in greater detail each component of TDC.

Determining TDC

        When determining executive officer TDC, many factors are considered to ensure the packages are in line with our pay for performance philosophy while remaining competitive in the market for talent. We consider individual factors such as performance, experience, internal comparisons and compensation history. Peer group market positioning is another important factor considered in determining each executive officer's TDC (as discussed on pages 29-30). Due to imprecise comparability of executive officer positions between companies, peer group market position is used as a reference point in the TDC determination process rather than a formula-driven outcome. The following considerations are utilized when determining executive officer TDC packages that have been established at levels above the median of our peer groups, and for more experienced executive officers, including all of the NEOs, at levels that are in the upper quartile of these peer groups:

  •
  Job Scope—The job scope of our executive officers is broad and complex. We maintain a flat organizational structure resulting in greater executive officer involvement and insight into the business which leads to high performance expectations of our executive officers. We also have vertical integration where we manage our own international sourcing operations, directly import a significant percentage of our inventory, and develop and manage our large portfolio of owned-brand offerings. In addition, we have supply chain complexity with the variety of categories we offer in our stores, from perishable food products, to apparel and linens, to electronics and movies to pharmacies. Further complexities include our U.S. Credit Card segment and international expansion which resulted in our Canadian segment.

  •
  Size—With respect to the retail peer group in all metrics and for our general industry peer group with respect to revenue and number of employees, we are among the largest of our peer companies.

  •
  Pay at Risk—Pay at risk (short-term and long-term incentive compensation) represents a higher percentage of TDC for our executive officers in comparison to our retail and general industry peer groups. For our CEO and other NEOs, 90% and 84% of TDC is pay at risk, respectively—aligning pay with our financial and/or stock price performance. Our executive officers are accountable for, and compensated based on, our performance and the functions that they manage. When our performance is strong, payouts will be higher. Conversely, when our performance is weak, payouts will be lower.

  •
  Talent—We seek to attract and retain the best available management talent to protect and advance the iconic Target brand.

  •
  Long-term Performance—As illustrated in the chart on page 20, our total shareholder return over the 3, 5 and 10 year time horizons has outpaced the median of our retail peer group. All five of our NEOs have been officers of our company over the 10-year time horizon (four of the five have been executive officers since at least 2003) and have had a direct impact on our long-term performance.

Base Salary

        Based on the rationale described above, we have established base salaries at levels above the median levels of our peer groups, and for more experienced executive officers, including all of the NEOs, at levels that are in the upper quartile of these peer groups. Specific actions in the current year related to base salaries for NEOs who received increases of more than 4% were:

  •
  An increase for Ms. Tesija for increased responsibilities over our multichannel initiatives.

  •
  An increase for Mr. Scully for his expanded responsibilities over our shared service operations.

Short-term Incentives

        Incentive opportunities under our short-term incentive compensation program are based on percentages of an executive officer's base salary that are tied to objective financial performance measures used under the program, and for executive officers other than our CEO, their subjectively determined personal performance level. For at goal performance, the CEO short-term incentive pays 150% of base salary and for executive officers, 80% of base salary (see table below). The performance measures are as follows:

  •
  Profitability (Incentive EBIT)—Incentive EBIT is one of two financial performance measures for payments under our annual short-term incentive program. This measurement is designed to reinforce our focus on the growth in our earnings before interest and taxes and accounts for 50% of the financial component of the short-term incentive payout. Incentive EBIT is U.S. Retail EBIT plus U.S. Credit Spread to LIBOR (see Credit Spread to LIBOR definition and discussion in Item 7 of our annual report on Form 10-K). Because the majority of our credit card receivables portfolio earns interest based on a variable interest rate, changes in interest rates affect finance charge revenues that, in turn, affect reported EBIT. Accordingly, we adjust EBIT to generally eliminate the effect of interest rate fluctuations (either up or down) on short-term incentive payout calculations. In establishing the goal for fiscal 2011, the Compensation Committee determined to exclude the Canadian segment results as those results consist solely of start-up costs incurred during the performance period.

  •
  Investment Discipline (Incentive EVA)—Incentive EVA is the other financial performance measure for payments under our annual short-term incentive program and accounts for the other 50% of the financial component of the short-term incentive payout. Incentive EVA is a measure of earnings after an estimated after-tax cost of capital charge and is used to evaluate the degree to which capital is being efficiently invested. The effective tax rate used to calculate Incentive EVA is fixed to prevent future tax volatility from having an unintended effect on payouts. A positive Incentive EVA performance indicates we are generating returns on invested capital at rates higher than the cost of capital. Among other things, our use of Incentive EVA helps us temper the objective of increasing revenues through new store construction with a measure of how profitably we are investing in new stores. In calculating Incentive EVA, we use an annualized after-tax blended cost of debt and equity capital of 9% for capital used to fund our core retail operations and approximately 5% for capital used to fund our credit card operations. Consistent with our calculation for Incentive EBIT, our Canadian segment results were excluded from fiscal 2011 Incentive EVA by design.

  •
  Personal Performance—All executive officers are eligible to earn a personal performance payment. For all executive officers other than our CEO, personal performance payments correspond to a predetermined percentage of their base salary tied to a payout matrix for each personal performance review score. The maximum personal performance payout is equal to 46.7% of an executive officer's base salary. Our CEO does not receive a personal performance payment under this program, but he may receive a personal performance payment outside of the program, at the Board's discretion.

        The following tables summarize the total short-term incentive opportunity for financial performance measures at 5% below goal, goal, and 5% above goal, and a representative incentive opportunity for the personal performance aspect of the short-term incentive program under various performance levels as a percent of base pay:

Illustrative Payouts for CEO
(as a % of base salary)

	Performance Level
	5% Below Goal	Goal	5% Above Goal
Financial Component (50% EBIT, 50% EVA)	75%	150%	300%

Illustrative Payouts for Other NEOs
(as a % of base salary)

	Performance Level
	Below Goal(1)	Goal(2)	Above Goal(3)
Financial Component (50% EBIT, 50% EVA)	20%	53%	120%
Personal Performance Component	20%	27%	40%

Total	40%	80%	160%

(1)
Reflects financial performance at 5% below goal, and "effective" personal performance.

(2)
Reflects financial performance at goal, and "excellent" personal performance.

(3)
Reflects financial performance at 5% above goal, and "outstanding" personal performance.

        The short-term incentive program provides for an annual maximum incentive opportunity of 400% of base salary for each executive officer and occurs at performance levels more than 5% above goal.

        Short-term incentive payouts have varied significantly based on our financial performance over the last five years. The following chart illustrates short-term incentive payouts in relation to goal payouts from fiscal 2007 to fiscal 2011 for our CEO:

CEO Short-Term Incentive History

  •
  2011 Financial Component—Incentive EBIT and Incentive EVA Performance Results—In fiscal 2011, the Board approved financial goals above fiscal 2010 and fiscal 2009 results. We achieved Incentive EBIT and Incentive EVA performance that was 0.1% above goal and 1.3% below goal respectively. The following chart summarizes historical performance as well as fiscal 2011 financial performance versus goal:

Incentive EBIT (Dollars in millions)	Incentive EVA (Dollars in millions)

  •
  Personal Component—Review scores, which determine payouts for the personal performance component of our short-term incentive program for our executive officers other than the CEO are based on subjective management criteria, including the executive officer's ability to develop a high performing team, their ability to lead strategic priorities and their demonstration of a strong commitment to high ethical standards. We include this subjective element within our mix of variable compensation elements to recognize the critical factors upon which we believe their leadership and performance should be judged, but which are not quantifiable or linked to our consolidated financial statements. For fiscal 2011, the Compensation Committee approved our CEO's recommended personal review scores for the other executive officers.

  •
  CEO Discretionary Award—The Board awarded Mr. Steinhafel a discretionary short-term incentive payment for personal performance in the amount of $1.25 million for fiscal 2011, compared to an award of $1.2 million in fiscal 2010. The primary purpose of the award amount for fiscal 2011 was to recognize his personal performance as Chief Executive Officer in leading our company in delivering record EPS in fiscal 2011 in a challenging environment, and making significant progress on our strategic initiatives including our expansion into Canada, the success of our remodel program and 5% REDcard Rewards loyalty program initiatives and their contribution to our profitability. We believe those strategic initiatives will drive value to shareholders over short- and long-term time horizons.

        All personal performance payments are reported in the "Bonus" column of the Summary Compensation Table, and any payments based on financial performance measures in our short-term incentive program are reported in the "Non-Equity Incentive Plan Compensation" column.

Long-term Incentives

        We believe consistent execution of our strategy over multi-year periods will lead to an increase in our stock price. Stock options, PSUs and RSUs are the variable equity instruments we use to incent our executive officers to maintain this long-term focus and as a reward vehicle for their efforts, if successful, over the long-term. In addition to alignment with shareholder interests, the use of multiple equity-based LTI award vehicles supports our pay for performance philosophy:

  •
  Stock options provide a strong incentive for stock price appreciation, as without stock price appreciation these instruments do not provide any value to the executive officer. To emphasize stock price growth, 50% of the LTI award value as of the grant date is delivered as stock options, 25% as PSUs and 25% as RSUs.

  •
  RSUs facilitate retention and cliff vest three years from the date of grant.

  •
  PSUs focus on measures directly aligned with profitable market share growth relative to peers over a three-year time horizon. Above-median performance is required to earn the goal level payment.

        Payouts of PSUs are based on our relative performance within our 15 company retail peer group (including Target) for two performance metrics:

  •
  Market Share—This measurement is designed to incent continued market share gains and measures the domestic net sales growth captured relative to peers. One-half of the PSU awards are based on our ability to deliver incremental market share over a three-year performance period.

  •
  EPS—This measurement focuses on achieving sufficiently high growth in EPS over a sustained period, generating substantial value for shareholders over the long term. One-half of the PSU awards are based on our three-year EPS growth relative to peers.

        The following table summarizes the performance requirements that will determine PSU payouts using the relative measurements for the 2009, 2010 and 2011 PSU grants:

Rankings Required for Payout At
Performance Measure	Threshold	Goal	Maximum
Compound EPS Growth Rate Ranking Relative to Retail Peers	12th	6th	3rd
Market Share Growth of Domestic Net Sales Ranking	12th	6th	3rd
Payout Levels (number of units/shares)	0% for 13th	100%	150%

        PSU payouts at goal (100% payout) require performance above the median of the peer group (a rank of 6th among the 15 companies in the group including Target). Maximum payout at 150% of goal is attained if we rank 3rd or better in both measures at the end of the performance period. A rank of 13-15 will result in a 0% payout. For rankings 4-5 and 7-12, payouts will be determined based on the degree of differential between each ranking. The following table summarizes the rankings and payout results for awards granted in fiscal 2009 with a base year of fiscal 2008 and a final performance year of fiscal 2011:

        Based on the results shown above, the Compensation Committee approved (and board certified for Mr. Steinhafel) payouts at 126.5% of original shares granted in March 2009. These results exclude the impact of our Canadian segment. Including or excluding Canada makes no difference in total payout for those awards.

        In fiscal 2011, the Compensation Committee took the following notable actions related to LTI grants for our NEOs:

  •
  Mr. Scovanner received a reduced long-term incentive award in consideration of his upcoming retirement.

  •
  Ms. Tesija and Mr. Scully received increased long-term incentive awards to reflect additional responsibilities over our multichannel business for Ms. Tesija and for Mr. Scully's leadership in the successful launch of our 5% REDcard Rewards program.

Competitive Market Analysis

        The TDC levels and elements described in the preceding pages are evaluated annually for each executive officer relative to our retail and general industry peer group companies. The market comparisons are determined by use of compensation data obtained from publicly available proxy statements analyzed by Semler Brossy Consulting Group (SBCG) and proprietary survey data assembled by Towers Watson and Hay Group. The selected retail peer group provides a cross section of general merchandise, department store, food and specialty retailers and includes companies that are large (generally exceeding $15 billion in revenues) and meaningful competitors. Further, our PSU program (detailed on pages 28-29) hinges on our ability to perform successfully relative to our retail peers. General industry companies are also included as a peer group because they represent companies with whom we compete for talent. Like the selected retailers, the general industry companies are large and among the leaders in their industries. The composition of the peer groups is reviewed annually to ensure it is appropriate in terms of company size and business focus, and any changes made are reviewed with SBCG and approved by the Compensation

Committee. Both the retail and general industry peer groups for fiscal 2011 remain unchanged from fiscal 2010. The companies included in the market comparisons are listed below.

Retail Peer Group		General Industry Peer Group
Best Buy	Lowe's	3M	McDonald's
Costco	Macy's	Abbott Labs	MetLife
CVS Caremark	Safeway	Archer Daniels Midland	Microsoft
Home Depot	Sears	Coca-Cola	PepsiCo
J.C. Penney	Supervalu	Deere	Pfizer
Kohl's	Walgreens	Dell	Procter & Gamble
Kroger	Walmart	Dow Chemical	Time Warner
		FedEx	UPS
		General Mills	UnitedHealth Group
		Johnson & Johnson	United Technologies
		Johnson Controls	Walt Disney
		Kraft Foods	Wells Fargo

        The following table summarizes our recent rankings in our retail and general industry peer groups. All data is from fiscal year end 2010 with the exception of Market Cap, which is from fiscal year end 2011:

	Retail Peer Group				General Industry Peer Group
	Revenues ($MMs)	Market Cap ($MMs)	Total Assets ($MMs)	Employees	Revenues ($MMs)	Market Cap ($MMs)	Total Assets ($MMs)	Employees
25th Percentile	$38,413	$8,084	$15,823	157,250	$35,155	$37,367	$37,349	76,543
Median	49,544	14,261	23,887	178,000	51,131	64,200	64,794	112,300
75th Percentile	79,688	35,410	32,138	198,098	61,517	117,065	97,194	173,550
Target Corporation	67,390	34,346	43,705	355,000	67,390	34,346	43,705	355,000

Data Source: Equilar

Additional Compensation Elements

        We offer additional compensation elements designed to encourage retention of key talent. These elements include:

  •
  Pension plan—We maintain a pension plan that covers team members that were hired prior to January 2009 and who meet certain eligibility criteria. We also maintain supplemental pension plans for those team members who are subject to IRS limits on the basic pension plan or whose pensions are adversely impacted by participating in our deferred compensation plan. With the exception of one older supplemental plan that covers persons who have been officers since 1989 (which includes our current CEO, Mr. Steinhafel), our pension formula under these plans is the same for all participants—there are no enhanced benefits provided to executive officers.

  •
  401(k); and

  •
  Deferred compensation plan.

        Details on each of these elements of our compensation programs are provided in the tables that follow the Summary Compensation Table beginning on page 34.

Perquisites

        We provide certain perquisites to our executive officers, principally to allow them to devote more time to our business and to promote their health and safety. The Compensation Committee reviews these perquisites annually to ensure they are consistent with our philosophy and appropriate in magnitude. The personal use of our aircraft is provided to our CEO for security reasons. Other perquisites are described on pages 35-36 of this proxy statement.

Employment Contracts

        None of our executive officers, including our CEO, have employment contracts.

Income Continuance

        We have an Income Continuance Policy (ICP) that is provided to executive officers who are involuntarily terminated without cause because we believe it is appropriate to provide continued income to assist in their occupational transition. The maximum payment under this policy (paid during regular pay cycles over two years) is two times the sum of (1) base salary and (2) the average of the last three years of short-term incentive and personal performance payments.

Compensation Governance

Roles of Compensation Committee, Management and Consultants

        The Compensation Committee is responsible for determining the composition and value of our non-CEO executive officer pay packages and for developing a recommendation for our CEO's pay package that is reviewed and approved by the independent directors of the full Board. The Compensation Committee receives assistance from two sources: (1) an independent compensation consulting firm, SBCG; and (2) our internal executive compensation staff, led by our Executive Vice President of Human Resources. SBCG has been retained by and reports directly to the Compensation Committee and does not have any other consulting engagements with management or Target.

        Compensation recommendations for executive officers are made to the Compensation Committee in two separate ways:

  •
  With respect to CEO compensation, SBCG provides an independent recommendation to the Compensation Committee, in the form of a range of possible outcomes, for the Compensation Committee's consideration. In developing its recommendation, SBCG relies on its understanding of Target's business and compensation programs and SBCG's independent research and analysis. SBCG does not meet with our CEO with respect to his compensation.

  •
  For other executive officers, our Executive Vice President of Human Resources works with our CEO to develop our CEO's compensation recommendations to the Compensation Committee. In developing these recommendations, the Executive Vice President of Human Resources provides our CEO with market data on pay levels and compensation design practices provided by management's external compensation consultant covering the peer group companies. Management's outside consultant does not have any interaction with either the Compensation Committee or our CEO, but does interact with the Executive Vice President of Human Resources and her staff. In addition to providing market data, management's external compensation consultant performs other services for Target unrelated to the determination of executive compensation. The final recommendations to the Compensation Committee are determined by our CEO, and include a recommendation with respect to the compensation of the Executive Vice President of Human Resources. Importantly, SBCG provides the Compensation Committee with SBCG's independent view of our CEO's compensation recommendations.

        All decisions regarding executive compensation and final recommendations to the independent members of the full Board are made solely by the Compensation Committee.

Say-on-Pay

        The Compensation Committee reviewed the results of the annual non-binding "say-on-pay" proposal. At the annual meeting of shareholders held in June 2011, our executive compensation was approved by shareholders holding a substantial majority (92%) of the shares voted on our "say-on-pay" proposal. The Compensation Committee and our Board of Directors believe the results of the vote in the most recent year support our approach to executive compensation and did not indicate a need to implement any major changes to our executive compensation programs in fiscal 2011. The Board will continue to carefully consider the outcome of the advisory vote on executive compensation, and shareholder opinions received from other communications, when making future compensation decisions.

Recoupment Policy

        Our recoupment (or "clawback") policy, which covers all officers, allows for recovery of the following compensation elements:

  •
  All amounts paid under the Short-Term Incentive Plan (includes discretionary component) that were paid with respect to any fiscal year that is restated; and

  •
  All awards under the Long-Term Incentive Plan whether exercised, vested, unvested, or deferred.

        All demands for repayment are subject to Compensation Committee discretion. For an officer to be subject to recovery or cancellation under this policy, he or she must have engaged in intentional misconduct that contributed to the need for a restatement of the Corporation's consolidated financial statements.

Anti-Hedging Policy

        Executive officers and members of the Board of Directors may not directly or indirectly engage in capital transactions intended to hedge or offset the market value of Target common stock owned by them.

Policies on Equity Compensation

General

        Our use of equity compensation is intended to enhance the alignment of executive officer and shareholder interests, and also to provide a means for our executive officers and directors to accumulate an ownership stake in Target. Our executive officer and director stock ownership guidelines, and their current ownership positions, are discussed on pages 18-19 of this proxy statement.

        Our Compensation Committee recognizes that the use of equity as a form of compensation can result in potential shareholder dilution. Our equity compensation awards have been granted under a shareholder approved plan (our Long-Term Incentive Plan). On an annual basis, the Compensation Committee reviews and approves an aggregate pool of shares that are available for grant, and in doing so, reviews metrics relating to both the annual grant rate and the cumulative dilutive impact of outstanding awards. In addition, the plan expressly prohibits the repricing of any outstanding stock option without shareholder approval. Individual grants to executive officers must be approved by the Compensation Committee. The Compensation Committee has delegated authority to make grants to team members below the executive officer level to our CEO.

Grant Timing Policy

        We have the following practices regarding the timing of equity compensation grants which includes stock option exercise price determinations. These practices have not been formalized in a written policy, but they are strictly observed.

  •
  Stock options and RSUs are granted on the date of our regularly scheduled January Compensation Committee meeting. PSUs are granted on the date of our regularly scheduled March Compensation Committee meeting in order to align the grant date of the award with our financial goal-setting process. These meetings are scheduled more than one year in advance.

  •
  We set the exercise price of stock awards at the volume-weighted average trading price of our stock on the grant date. We believe that the volume-weighted average price is a better measure of the fair value of our shares than the closing price on the grant date, as it eliminates the effect of any variations in stock price that may occur in the final minutes of trading if the closing price were used.

  •
  We have no practice or policy of coordinating or timing the release of company information around our grant dates. Our information releases are handled in a process completely separate from our equity grants.

  •
  On occasion we make equity compensation grants outside of our annual grant cycle for new hires, promotions and recognition or retention purposes. All such grants have an effective date on or after the date of approval. If the grant date is after the date of approval, it is on a date specified at the time of approval.

Tax Considerations—Code Section 162(m)

        Our short-term and long-term compensation programs, including the compensation paid in fiscal 2011, were intended to qualify as deductible performance based compensation under Section 162(m) of the Internal Revenue Code. We may provide non-deductible compensation in situations the Compensation Committee or our Board of Directors believes appropriate.

 Summary Compensation Table

        The Summary Compensation Table below contains values calculated and disclosed according to SEC reporting requirements. Salary, bonus, and non-equity incentive plan compensation amounts are reflective of the compensation earned during the fiscal year. The stock awards and option awards reflect awards with a grant date during the fiscal year.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(2)(3)		Option Awards(2)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Gregg W. Steinhafel	2011	$1,500,000	$1,250,000		$4,857,502		$3,696,982	$2,205,000		$673,635	$5,523,988	$19,707,107
Chairman, President &	2010	$1,500,000	$1,200,000		$8,017,549	(1)	$3,189,299	$4,101,000		$480,689	$5,501,346	$23,989,883
Chief Executive Officer	2009	$1,350,000	$0	(1)	$4,425,064		$3,503,393	$3,250,000	(1)	$601,869	$176,308	$13,306,634
Douglas A. Scovanner	2011	$1,025,000	$423,325		$1,414,501		$739,400	$533,000		$321,556	$1,002,001	$5,458,782
Executive Vice President &	2010	$995,000	$410,935		$2,875,040		$1,913,585	$1,058,879		$245,024	$1,097,011	$8,595,474
Chief Financial Officer	2009	$975,000	$377,325		$2,725,034		$2,028,288	$1,887,795		$207,041	$89,461	$8,289,944
Kathryn A. Tesija	2011	$850,000	$351,050		$2,068,055		$1,663,643	$442,000		$81,178	$578,492	$6,034,418
Executive Vice President—	2010	$750,000	$309,750		$1,950,056		$1,275,727	$798,150		$40,350	$379,779	$5,503,812
Merchandising	2009	$650,000	$251,550		$1,700,011		$1,401,363	$1,258,530		$42,877	$78,849	$5,383,180
Terrence J. Scully	2011	$600,000	$240,000		$1,339,410		$1,109,095	$312,000		$128,823	$751,086	$4,480,414
President—Financial and Retail Services	2010	$560,000	$216,720		$1,125,082		$797,331	$595,952		$72,952	$783,514	$4,151,551
John D. Griffith	2011	$700,000	$252,000		$1,214,424		$924,252	$364,000		$58,406	$450,783	$3,963,865
Executive Vice President— Property Development

(1)
Mr. Steinhafel received a restricted stock award of $3.25 million in March 2010, which represented his fiscal 2009 bonus of $1.1 million and a portion of his fiscal 2009 Non-Equity Incentive Plan Compensation. Because this stock award was granted during fiscal 2010, it is reported in the Stock Awards column of the Summary Compensation Table for fiscal 2010 rather than fiscal 2009.

(2)
Amounts represent the aggregate grant date fair value of awards made each fiscal year, as computed in accordance with FASB ASC Topic 718. See Note 25, Share-Based Compensation, to our consolidated financial statements for each of fiscal 2011, 2010 and 2009 for a description of our accounting and the assumptions used.

(3)
Includes the aggregate grant date fair value of performance share units (PSUs) that were computed based on the probable outcome of the performance conditions as of the grant date. Actual payments will be based on our performance. The range of payments under the awards granted in fiscal 2011 is set forth below.

Name	Minimum Amount	Amount Reported	Maximum Amount
Mr. Steinhafel	$0	$2,357,485	$3,536,228
Mr. Scovanner	$0	$1,414,501	$2,121,752
Ms. Tesija	$0	$943,033	$1,414,550
Mr. Scully	$0	$589,396	$884,094
Mr. Griffith	$0	$589,396	$884,094

(4)
For 2011, the following amounts are related to the change in the qualified pension plan value and above-market earnings on nonqualified deferred compensation:

Name	Change in Pension Value	Nonqualified Deferred Compensation Earnings
Mr. Steinhafel	$215,593	$458,042
Mr. Scovanner	$143,989	$177,567
Ms. Tesija	$81,178	$0
Mr. Scully	$128,823	$0
Mr. Griffith	$58,406	$0

  Consistent with applicable law, the accrued benefits under the pension plan cannot be reduced; however, the present value of the benefit is dependent on the discount rate used. The discount rates used in 2011, 2010 and 2009 were 4.65%, 5.50% and 5.85%, respectively. The Change in Pension Value column reflects the additional pension benefits attributable to service and changes in the discount rate.

  The above-market earnings on nonqualified deferred compensation consist of an additional 6.52% annual return on our former deferred compensation plan, the Target Corporation Officer Deferred Compensation Plan (ODCP), which was frozen for new participants and further compensation deferrals after 1996. See the narrative following the Nonqualified Deferred Compensation table for additional information.

(5)
The amounts reported for 2011 include matching credits of up to a maximum of 5% of cash compensation allocated among the Target 401(k) Plan and our current executive deferred compensation plan (EDCP), the dollar value of life insurance premiums paid by Target, credits to the EDCP representing annual changes in supplemental pension plan values and perquisites.

Name	Match Credits	Life Insurance	SPP Credits	Perquisites	Total
Mr. Steinhafel	$340,050	$15,480	$5,058,956	$109,502	$5,523,988
Mr. Scovanner	$124,678	$15,480	$831,001	$30,842	$1,002,001
Ms. Tesija	$71,234	$5,400	$473,197	$28,661	$578,492
Mr. Scully	$70,549	$15,798	$618,379	$46,360	$751,086
Mr. Griffith	$83,318	$5,511	$320,223	$41,731	$450,783

  The SPP Credits for our named executive officers represent supplemental pension plan benefits that are credited to their deferred compensation accounts. These benefits are based on our normal pension formula, so they are affected by final average pay, age (and the early retirement factor) and changes in interest rates. See the narrative following the Pension Benefits for Fiscal 2011 table for more information about our pension plans. In particular, Mr. Steinhafel's supplemental pension plan benefits in 2011 were most impacted by:

    •
    His higher cash compensation since becoming Chief Executive Officer;

    •
    An early retirement factor in the pension formula that allows all plan participants, including Mr. Steinhafel, to increase the value of their pension payments by waiting to draw their pension, and

    •
    A decline in the discount rate due to lower interest rates which had the effect of significantly increasing the amount credited to Mr. Steinhafel's deferred compensation account.

  The perquisites consist of a company-provided car or car allowance, personal use of company-owned aircraft, reimbursement of financial management expenses, reimbursement of home security expenses, on-site parking, on-site exercise room, spousal travel on business trips, gifts and executive physicals.

  The only individual perquisite which exceeded $25,000 was Mr. Steinhafel's personal use of company-owned aircraft, which amounted to $52,702. No tax gross-ups are provided on these perquisites.

  The dollar amount of perquisites represents the incremental cost of providing the perquisite. We generally measure incremental cost by the additional variable costs attributable to personal use, and we disregard fixed costs that do not change based on usage. Incremental cost for personal use of company-owned aircraft was determined by including fuel cost, landing fees, on-board catering and variable maintenance costs attributable to personal flights and related unoccupied positioning, or "deadhead," flights.

  In addition to the perquisites included in the table above, the named executive officers receive certain other personal benefits for which we have no incremental cost, as follows:

  •
  Messrs. Steinhafel and Scovanner have memberships in a downtown business club as the result of a grandfathered perquisite that is no longer available. The club is used almost exclusively for business functions; however, they may occasionally use the club for personal purposes provided they pay for any meal or other incremental costs;

  •
  Occasional use of support staff time for personal matters;

  •
  Occasional personal use of empty seats on business flights of company-owned aircraft; and

  •
  Occasional personal use of event tickets when such tickets are not being used for business purposes.

 Grants of Plan-Based Awards in Fiscal 2011

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Per Share Exercise or Base Price of Option Awards(5)	Per Share Closing Price on Grant Date	Grant Date Fair Value of Stock and Option Awards(6)
		Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Gregg W. Steinhafel	3/09/11	$562,500	$2,250,000	$6,000,000
	3/09/11				N/A	48,478	72,717					$2,357,485
	1/11/12								397,773	$48.88	$49.03	$3,696,982
	1/11/12							51,146				$2,500,016
Douglas A. Scovanner	3/09/11	$102,500	$547,350	$3,997,500
	3/09/11				N/A	29,087	43,631					$1,414,501
	1/11/12								79,555	$48.88	$49.03	$739,400
Kathryn A. Tesija	3/09/11	$85,000	$453,900	$3,315,000
	3/09/11				N/A	19,392	29,088					$943,033
	1/11/12								178,998	$48.88	$49.03	$1,663,643
	1/11/12							23,016				$1,125,022
Terrence J. Scully	3/09/11	$60,000	$320,400	$2,340,000
	3/09/11				N/A	12,120	18,180					$589,396
	1/11/12								119,332	$48.88	$49.03	$1,109,095
	1/11/12							15,344				$750,015
John D. Griffith	3/09/11	$70,000	$373,800	$2,730,000
	3/09/11				N/A	12,120	18,180					$589,396
	1/11/12								99,444	$48.88	$49.03	$924,252
	1/11/12							12,787				$625,029

(1)
Awards represent potential payments under the current Target Corporation Officer Short-Term Incentive Plan (STIP). Payments were based on specified target levels of EBIT and EVA, as described in the Compensation Discussion and Analysis.

The actual amounts earned for fiscal 2011 are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. Executive officers must be employed on the date the payments are made (typically in March of each year with respect to the preceding fiscal year) to be eligible for a payment, except in the event of death, disability or retirement after age 55 with at least five years of service. The maximum payment is the annual plan maximum, which is generally four times salary less, for executive officers other than the CEO, the minimum personal performance bonus payable as a condition to receiving a financial performance payout under the STIP.

(2)
Awards represent potential payments under PSUs granted under our Long-Term Incentive Plan in fiscal 2011. Payments are based on our performance relative to a retail peer group over a three-year measurement period on two measures: domestic market share change and earnings per share growth, and range from 0 to 150% of the target amount. See the Compensation Discussion and Analysis for a more detailed description of these performance measures. The other terms of the PSUs are described in Note 3 to the Outstanding Equity Awards table.

(3)
Awards represent RSUs granted under our 2011 Long-Term Incentive Plan. The terms of these awards are described in Note 2 to the Outstanding Equity Awards table.

(4)
Awards represent stock options granted under our 2011 Long-Term Incentive Plan. The terms of stock option grants are described in Note 1 to the Outstanding Equity Awards table.

(5)
The exercise price of all stock options represents the fair market value per share on the date of grant as specified in the 2011 Long-Term Incentive Plan, which is based on the volume weighted average price of Target common stock on the date of grant.

(6)
Grant date fair value for stock options, PSUs, restricted stock and RSUs was determined pursuant to FASB ASC Topic 718.

 Outstanding Equity Awards at 2011 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(2)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Gregg W. Steinhafel	75,817	0	$38.25	1/14/2014	206,829	$10,351,791	140,420	$7,028,021
	101,154	0	$49.43	1/12/2015
	122,268	0	$53.98	1/11/2016
	159,884	0	$48.16	6/14/2016
	131,946	0	$58.13	1/10/2017
	255,677	0	$48.89	1/9/2018
	244,638	81,546	$33.80	1/14/2019
	123,569	123,570	$49.41	1/13/2020
	64,201	192,605	$55.46	1/12/2021
	0	397,773	$48.88	1/11/2022
Douglas A. Scovanner	67,974	0	$38.25	1/14/2014	56,531	$2,829,377	82,828	$4,145,541
	80,923	0	$49.43	1/12/2015
	101,890	0	$53.98	1/11/2016
	94,616	0	$58.13	1/10/2017
	149,315	0	$48.89	1/9/2018
	161,982	53,995	$33.80	1/14/2019
	71,540	71,541	$49.41	1/13/2020
	38,521	115,563	$55.46	1/12/2021
	0	79,555	$48.88	1/11/2022
Kathryn A. Tesija	7,587	0	$49.43	1/12/2015	61,405	$3,073,320	56,169	$2,811,258
	14,821	0	$53.98	1/11/2016
	17,203	0	$58.13	1/10/2017
	30,682	0	$48.89	1/9/2018
	43,054	14,352	$52.26	4/11/2018
	59,172	29,586	$33.80	1/14/2019
	49,428	49,428	$49.41	1/13/2020
	25,680	77,043	$55.46	1/12/2021
	0	178,998	$48.88	1/11/2022
Terrence J. Scully	16,568	0	$45.27	6/4/2014	37,372	$1,870,469	32,435	$1,623,372
	40,462	0	$49.43	1/12/2015
	48,166	0	$53.98	1/11/2016
	48,168	0	$58.13	1/10/2017
	63,408	0	$48.89	1/9/2018
	14,395	4,799	$52.10	6/11/2018
	20,911	19,971	$33.80	1/14/2019
	26,015	26,015	$49.41	1/13/2020
	16,050	48,152	$55.46	1/12/2021
	0	119,332	$48.88	1/11/2022
John D. Griffith	32,027	0	$38.25	1/14/2014	37,439	$1,873,822	35,997	$1,801,650
	40,462	0	$49.43	1/12/2015
	58,355	0	$53.98	1/11/2016
	63,651	0	$58.13	1/10/2017
	81,817	0	$48.89	1/9/2018
	82,101	27,367	$33.80	1/14/2019
	35,518	32,519	$49.41	1/13/2020
	16,050	48,152	$55.46	1/12/2021
	0	99,444	$48.88	1/11/2022

(1)
Stock options have a ten-year term and generally vest and become exercisable in 25% increments on each anniversary of the grant date. In general, recipients of stock options must be continuously employed from the grant date to the applicable vesting date to become vested. If an executive officer's employment is terminated other than for cause, unvested stock options are forfeited and the executive officer will have 210 days to exercise any vested stock options. An extension of the vesting and post-termination exercise periods may be provided (but not in excess of the original ten-year term of the option) if the executive officer satisfies certain age and years of service conditions as of the date of termination, as follows:

Age	Minimum Years of Service	Vesting and Exercise Extension Period
60+	10	10 Years
55-59	15	5 Years
52-54	15	4 Years
48-51	15	3 Years
45-47	15	2 Years

The stock option grant to Mr. Scovanner with an expiration date of January 11, 2022 has a 10-year vesting and exercise extension period if his employment terminates other than for cause after age 55.

For stock options granted after January 12, 2005 but prior to September 14, 2011, the potential extension of the post-termination exercise periods is based on the following age and years of service schedule:

Age	Minimum Years of Service	Vesting and Exercise Extension Period
65+	5	5 Years
55-64	15	5 Years
52-54	15	4 Years
48-51	15	3 Years
45-47	15	2 Years

For stock options granted prior to January 12, 2005, the potential extension of the post-termination exercise periods is based on the following age and years of service schedule:

Age	Minimum Years of Service	Exercise Extension Period
55+	5	5 Years
45-54	15	2 Years

To receive these extension provisions, the executive officer must sign an agreement that includes a non-solicitation clause and a release of claims, and provides that the award will be terminated if the executive officer becomes employed by specified competitors. If the termination is voluntary, the executive officer must also have commenced discussions with the company regarding the executive officer's consideration of termination at least one year prior to termination. These vesting-extension provisions are not available if an executive officer's employment is terminated for cause. If an executive officer's employment is terminated for cause, then both the vested and unvested stock options are forfeited.

A five-year exercise period will apply in the event of the executive officer's termination due to death or a disability. The five-year exercise period is not to exceed the original ten-year term of the option, except to the extent necessary to provide at least one year to exercise after the executive officer's death during employment. Vesting is accelerated upon death and continues during the five-year post termination exercise period in the event of disability. Stock options are transferable during the life of the executive officer to certain family members and family-controlled entities.

(2)
Includes a restricted stock award granted to Mr. Steinhafel in 2010 and RSUs granted to all executive officers in fiscal 2011, 2010 and 2009. All of these awards are subject to cliff-vesting three years after the date of grant. After vesting, RSUs are converted into shares of our common stock on a 1:1 basis. Dividend equivalents are paid (in the form of additional units) on RSUs during the vesting period.

  Cash dividends are paid on restricted stock awards. Recipients of these awards must generally be continuously employed for three years from the date of grant in order to receive the shares. Continuous employment is not required if the executive officer meets certain age and years of service requirements and meets certain conditions. For the 2011 awards, the age and years of service requirements are as follows:

Age	Minimum Years of Service
60+	10
55-59	15

For the 2010 and 2009 awards, the age and years of service requirements are as follows:

Age	Minimum Years of Service
65+	5
55-64	15

In addition to the age and years of service requirements the executive officer must sign an agreement that includes a non-solicitation clause and a release of claims, and provides that the award will be terminated if the executive officer becomes employed by specified competitors. If the termination is voluntary, the executive officer must also have commenced discussions with the company regarding the executive officer's consideration of termination at least one year prior to termination. RSUs are intended to comply with Section 409A of the Internal Revenue Code. As a result, for RSUs that are subject to Section 409A of the Internal Revenue Code, share issuances to executive officers based on a termination of employment will be delayed six months.

Vesting is accelerated in the event of death or disability, and 50% of the shares subject to an award will vest if the recipient is involuntarily terminated prior to the scheduled vesting date other than for cause and the executive officer signs an agreement that includes a non-solicitation clause and a release of claims, and provides that the award will be terminated if the executive officer becomes employed by specified competitors.

(3)
The shares reported in this column represent potentially issuable shares under outstanding PSU awards. PSUs represent the right to receive a variable number of shares based on actual performance over the performance period. The number of shares reported is based on our performance period-to-date actual results under the applicable performance measures and assuming that the payout will occur at the next highest level (threshold, target or maximum). The performance levels required for payouts on outstanding awards are described in the Compensation Discussion and Analysis.

Dividends or dividend equivalents are not paid on PSUs during the performance period.

The payment date of the awards, to the extent they are earned, will be within 60 days of the date the Compensation Committee certifies the financial results following completion of the performance period. Recipients must be continuously employed during the performance period to become vested, except that vesting will also occur, and any shares earned upon certification of the financial results following completion of the performance period will be paid, if a termination occurs under the following circumstances prior to the end of the performance period (referred to as "vesting-extension provisions"):

•
Death or disability;

•
Executive officer is age 65 or greater and has at least 5 years of service;

•
Executive officer is age 55-64 and has at least 15 years of service; or

  •
  Executive officer is age 45-54, has at least 15 years of service and has worked for a specified minimum amount of the performance period (1-2 years, depending on age).

To receive these vesting-extension provisions, the executive officer must comply with the same conditions that are applicable to the vesting and post-termination extension of stock options that are described in Note 1 above. These vesting-extension provisions are not available if an executive officer's employment is terminated for cause. If an executive officer's employment is terminated for cause, then all PSUs are forfeited.

Option Exercises and Stock Vested in Fiscal 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting(3)
Gregg W. Steinhafel	0	$0	159,454	$8,781,402
Douglas A. Scovanner	0	$0	105,008	$5,782,957
Kathryn A. Tesija	0	$0	58,341	$3,212,917
Terrence J. Scully	42,922	$818,202	38,898	$2,142,141
John D. Griffith	0	$0	54,454	$2,998,852

(1)
Value Realized on Exercise was determined by using the market value of Target common stock on the respective exercise date(s).

(2)
Shares represent RSUs that vested under the fiscal 2009 grant and PSUs that were earned with respect to the fiscal 2009 three-year performance period ending with fiscal 2011. The number of PSUs that were earned represents 126.5% of the target number of units originally awarded. The amount reported represents the gross number of shares vested and earned, respectively, prior to the withholding of shares to pay taxes.

(3)
For RSUs, Value Realized on Vesting was determined using $49.83, which was the market value of Target common stock on January 17, 2012, the first business day after the January 14, 2012 vesting date. For PSUs, Value Realized on Vesting was determined using $58.59, which was the market value of Target common stock on March 14, 2012, the date the Compensation Committee certified that the PSUs were earned.

 Pension Benefits for Fiscal 2011

Name	Plan Name	Age at FYE	Number of Years Credited Service (#)	Present Value of Accumulated Benefit
Gregg W. Steinhafel	Target Corporation Pension Plan	57	32	$1,108,431
Douglas A. Scovanner	Target Corporation Pension Plan	56	18	$649,645
Kathryn A. Tesija	Target Corporation Pension Plan	48	26	$281,493
Terrence J. Scully	Target Corporation Pension Plan	59	33	$671,581
John D. Griffith	Target Corporation Pension Plan	50	13	$191,998

        The table above reports benefits under our principal pension plan, the Target Corporation Pension Plan (Pension Plan), which is a tax qualified retirement plan that provides retirement benefits to our employees who are at least 21 years of age, have completed at least three years of service and in general, were hired prior to January 2009. We also provide benefits under supplemental pension plans, as described below, because of limits imposed on tax qualified plans by the Internal Revenue Code. Benefits under those plans are reflected in the Nonqualified Deferred Compensation table.

        The final average pay normal retirement benefit under the Pension Plan, expressed as a monthly, single-life annuity commencing at age 65, is equal to the sum of: (a) 0.8% of the participant's final average monthly pay multiplied by the years of service (not to exceed 25 years of service), plus (b) 0.25% of the participant's final average monthly pay multiplied by the years of service in excess of 25 years of service, plus (c) 0.5% of the participant's final average monthly pay in excess of 12.5% of the average of the Social Security Taxable Wage Base for the 35-year period ending when the participant terminates employment multiplied by the years of service (not to exceed 25 years of service). Final average monthly pay is equal to one-twelfth of the highest average annual salary, Bonus and Non-Equity Incentive Plan compensation earned during any five years of the last ten-year period the participant earned service in the Pension Plan, subject to IRS limits. The present value of the accumulated benefit is based on the same assumptions and valuation dates used for the valuation of pension plan liabilities in our financial statements. Participants can elect other annuity forms that have an actuarially equivalent value. We do not grant extra years of service to supplement retirement benefits.

        The Pension Plan allows for early retirement payments to commence at age 55. A participant who terminates employment before age 55 has his or her vested benefit calculated based on the final average monthly pay as of their termination date, but service is projected to age 65. The vested benefit is then multiplied by the ratio of the participant's actual completed service to their projected service through age 65. The result will always be equal to or less than the vested benefit as of the termination date. Benefits are also reduced for early commencement by 6.67% per year between age 65 and age 60 and 3.33% per year between age 60 and age 55 (based upon the participant's age when benefits commence).

        The Target Corporation Supplemental Pension Plan I (SPP I) restores the lost qualified pension plan benefit due to an officer's compensation being greater than the compensation limits imposed by the IRS for qualified retirement plans. The Target Corporation Supplemental Pension Plan II (SPP II) restores the lost qualified pension plan benefit due to amounts being deferred under the EDCP and therefore not considered for benefit purposes under the Pension Plan. The Target Corporation Supplemental Pension Plan III (SPP III) provides for a subsidized early retirement benefit once a participant attains age 55 by increasing the participant's age by 5 years, but not greater than age 65, for purposes of determining the reduction factors for early commencement of their pension benefits from the Pension Plan, SPP I and SPP II. As a result, the benefit under SPP III increases when the participant is 55 through 60 years old and decreases in value after age 60, until at age 65 the benefit under SPP III is $0. No new participants have been allowed in SPP III since 1989, and Mr. Steinhafel is the only named executive officer who participates in SPP III.

        In 2002, the vested benefits accrued under SPP I, II and III were converted into an actuarial equivalent lump-sum value that was transferred to the EDCP. Each year, the annual change in the actuarial lump-sum amount is calculated and added to, or deducted from, the participant's EDCP account. This same calculation and an EDCP account adjustment also occurs upon termination of employment. To determine the amount of the change in actuarial equivalent lump-sum amount, the prior transfers are adjusted by an assumed annual earnings rate based on the rate of return of the stable value fund crediting rate alternative in EDCP. Actuarial equivalents are determined using the discount methodology we use in calculating lump-sum payments under the Pension Plan. Currently, we use the applicable interest rate and mortality factors under Section 417(e) of the Internal Revenue Code published in the month of transfer for active officers, and in the month prior to the month of termination for terminated officers. Because of this transfer feature, the benefits accrued under SPP I, II and III are reflected in the Nonqualified Deferred Compensation table.

Nonqualified Deferred Compensation for Fiscal 2011

        The amounts in the table below represent deferrals under the EDCP (which includes the supplemental pension benefits discussed in the preceding section), deferrals under the ODCP, and deferrals of PSUs that are held as stock units. The ODCP was frozen to new deferrals in 1996.

Name	Executive Contributions in Last FY(2)	Registrant Contributions in Last FY(3)	Aggregate Earnings in Last FY(4)	Aggregate Distributions in Last FY	Aggregate Balance At Last FYE(5)
Gregg W. Steinhafel
EDCP	$300,000	$5,386,756	$(592,368)	$0	$23,920,235
ODCP	$0	$0	$842,460	$0	$7,862,960
Douglas A. Scovanner
EDCP	$99,008	$943,319	$(48,294)	$0	$4,019,729
ODCP	$0	$0	$326,591	$0	$3,048,187
Kathryn A. Tesija
EDCP	$60,538	$531,889	$(11,560)	$0	$1,457,985
ODCP(1)	N/A			$0
Stock Units		$206	$(672)		$7,958
Terrence J. Scully
EDCP	$57,523	$676,532	$234,202	$0	$3,541,597
ODCP(1)	N/A			$0
John D. Griffith
EDCP	$68,444	$391,334	$(1,910)	$0	$2,068,284
ODCP(1)	N/A			$0

(1)
Ms. Tesija, Mr. Scully and Mr. Griffith do not participate in the ODCP.

(2)
The following amounts of Executive Contributions from the table above have been reported in the current year Summary Compensation Table:

Mr. Steinhafel	$300,000
Mr. Scovanner	$99,008
Ms. Tesija	$60,538
Mr. Scully	$57,523
Mr. Griffith	$68,444
(3)
All of the Registrant Contributions from the table above have been reported in the current year Summary Compensation Table. Registrant Contributions include transfers of supplemental pension benefits, net of any negative credits, and matching contributions on executive deferrals into the EDCP (i.e., matching contributions not able to be made into the Target 401(k) Plan because of IRS limits).

(4)
The following amounts of Aggregate Earnings from the table above have been reported in the current year Summary Compensation Table:

Mr. Steinhafel	$458,042
Mr. Scovanner	$177,567
Ms. Tesija	$0
Mr. Scully	$0
Mr. Griffith	$0
(5)
The following amounts of the Aggregate Balance from the table above were reported in the Summary Compensation Table covering fiscal years 2006-2010.

Reported in Prior Years' Summary Compensation Table
Mr. Steinhafel	$10,369,531
Mr. Scovanner	$4,067,008
Ms. Tesija	$390,908
Mr. Scully	$793,912
Mr. Griffith	$995,595

        Participants in the EDCP may generally elect to defer up to 80% of their salary, Bonus and Non-Equity Incentive Plan payments; however, certain executive officers may defer up to 100% of their compensation if Section 162(m) of the Internal Revenue Code could limit our deductibility of such compensation. At any time, EDCP participants are permitted to choose to have their account balance indexed to crediting rate alternatives that mirror the investment choices and actual rates of return available under the Target 401(k) Plan, including a Target common stock fund. Target invests general corporate assets through various investment vehicles to offset a substantial portion of the economic exposure to the investment returns earned under EDCP. See Note 26, Defined Contribution Plans, to our fiscal 2011 consolidated financial statements for additional information.

        No additional deferrals have been made to the ODCP after 1996. Participants' ODCP accounts are credited with earnings based on the average Moody's Bond Indices Corporate AA rate for June of the preceding calendar year, plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%. The average Moody's Bond Indices Corporate AA rate was 5% as of June 2011, when the rate for calendar 2012 was set. This additional return is included in the above-market earnings on deferred compensation in the Summary Compensation Table.

        At the time of deferral, participants can elect to receive a distribution of their EDCP account at a fixed date or upon termination of employment. EDCP payouts at a fixed date will be made as lump-sum payments. EDCP payouts made on termination of employment can be made as a lump-sum payment, installment payments over five years, or installment payments over ten years commencing immediately or one-year after termination of employment. EDCP payouts are also made in the case of the termination of EDCP, a qualifying change in control, or unforeseeable financial emergency of the participant creating severe financial hardship.

        Payouts from the ODCP cannot be made until termination of employment, death, termination of the ODCP, a qualifying change in control, or unforeseeable financial emergency of the participant creating severe financial hardship. Participants can elect distributions as a lump-sum payment or lifetime periodic payments with guaranteed payments for 15 years. The payments can commence immediately or up to ten years after termination of employment; however, payments must commence when a participant has terminated employment and reached age 65.

        Both the EDCP and ODCP are intended to comply with Section 409A of the Internal Revenue Code. As a result, payments to executive officers based on a termination of employment will be delayed six months.

        The EDCP and the ODCP are unfunded plans and represent general unsecured obligations of Target. Participants' account balances will be paid only if Target has the ability to pay. Accordingly, account balances may be lost in the event of Target's bankruptcy or insolvency.

Potential Payments Upon Termination or Change-in-Control

        This section explains the payments and benefits to which the named executive officers are entitled in various termination of employment scenarios. These are hypothetical situations only, as all of our named executive officers are currently employed by us. For purposes of this explanation, we have assumed that termination of employment occurred on January 28, 2012, the last day of our 2011 fiscal year, and for the change-in-control analysis, that we incurred a change-in-control at our fiscal year-end closing stock price of $50.05 per share.

        The intent of this section is to isolate those payments and benefits for which the amount, vesting or time of payment is altered by the termination of employment in the described circumstances. This section does not cover all amounts the named executive officers will receive following termination. Specifically, the named executive officers are entitled to receive their vested balances under our pension and deferred compensation plans, as disclosed in the preceding tables, and payment of accrued vacation balances under all employment termination scenarios. In addition, unless the termination is for cause, they retain their vested stock option awards, and if they meet specified minimum age and years of service requirements at the time of termination, the unvested portion of stock options, PSUs, restricted stock and RSUs are not forfeited, and vesting will continue according to the original schedule for defined periods. Cause is generally defined as deliberate and serious disloyal or dishonest conduct. A description of these age and years of service requirements, applicable to all executive officers who receive equity awards, is set forth in the notes under the Outstanding Equity Awards table.

        The paragraphs below explain the payments and benefits for which the amount, vesting or time of payment is altered by each employment termination situation (referred to as Post-Termination Benefits). The age and years of service for each executive officer is located in the Pension Benefits table. All references to RSUs below include the fiscal 2010 restricted stock award to Mr. Steinhafel, as the terms of that award are, for purposes of this section, identical to RSUs.

Voluntary Termination

        If a named executive officer voluntarily terminates employment, the potential Post-Termination Benefits consist of the potential right to continue to receive above-market interest in our former deferred compensation plan, the ODCP, or receive his account balance as a lump-sum payment. Under the ODCP, the participant will continue to receive interest at the plan's crediting rate (as described in the narrative under the Nonqualified Deferred Compensation table) over the joint life of the participant and his beneficiary in accordance with the participant's distribution election.

	Mr. Steinhafel	Mr. Scovanner	Ms. Tesija	Mr. Scully	Mr. Griffith
ODCP: Present Value of Above Market Interest(1)	$7,956,316	$6,933,257	N/A	N/A	N/A

(1)
Mr. Steinhafel and Mr. Scovanner satisfy the requirement to continue to receive the above-market interest after a voluntary termination of employment. Ms. Tesija, Mr. Scully and Mr. Griffith do not participate in the ODCP. Amounts represent the present value of the above market earnings that the participant and his beneficiary would receive during their joint life, calculated using 12% as the earnings rate (as set forth in the plan) and a discount rate of 4.5% (reflecting the Moody's Bond Indices Corporate Avg rate determined as of January 27, 2012).

  Involuntary Termination

          If the named executive officer was involuntarily terminated for cause, he or she would not be eligible for any of the Post-Termination Benefits described in this section, however, the named executive officer would receive the ODCP benefit described in the Voluntary Termination section above.

          If a named executive officer is involuntarily terminated for reasons other than for cause, the potential Post-Termination Benefits consist of:

  •
  severance payments under our ICP;

  •
  the right to continued above-market interest under the ODCP; and

  •
  accelerated vesting of 50% of RSU awards.

        Our ICP provides for continuation of annual cash compensation (salary and average of three most recent Bonuses and Non-Equity Incentive Plan payments) over a period ranging from 12 to 24 months, paid in equal monthly installments. Each of the named executive officers is eligible for 24 months of income continuation under the ICP. Payments under the ICP are conditioned on the executive officer releasing any claims against us, a non-solicitation covenant and are subject to reduction if the executive officer becomes employed by specified competitors.

        The right to continued above-market interest under the ODCP is the same as for a voluntary termination.

        The accelerated vesting provisions of RSU awards, restricted stock awards and stock options are set forth in the notes under the Outstanding Equity Awards table.

	Mr. Steinhafel	Mr. Scovanner	Ms. Tesija	Mr. Scully	Mr. Griffith
ICP payments (Severance)	$8,999,120	$4,720,091	$3,592,998	$2,674,355	$3,206,674
ODCP: Present Value of Above Market Interest(1)	$7,956,316	$6,933,257	N/A	N/A	N/A
RSU Vesting(2)	$5,175,896	$1,414,688	$1,536,660	$935,234	$936,911

(1)
See Note 1 in the Voluntary Termination discussion above.

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 27, 2012 ($50.05 per share).

Death

        If a named executive officer dies while employed, the Post-Termination Benefits consist of:

  •
  The right to continued above-market interest under the ODCP;

  •
  Accelerated vesting of stock options and RSUs; and

  •
  Life insurance proceeds equal to three times the sum of the prior year's annual base salary, plus the most recent Bonus and Non-Equity Incentive Plan payments, up to a maximum of $3 million.

        Under the ODCP, the participant's beneficiary will generally receive payments for his or her life equal to the payments the participant would have received if the participant retired the day before death and elected to commence distributions immediately.

	Mr. Steinhafel	Mr. Scovanner	Ms. Tesija	Mr. Scully	Mr. Griffith
ODCP: Present Value of Above-Market Interest(1)	$6,777,722	$6,211,160	N/A	N/A	N/A
RSU Vesting(2)	$10,351,791	$2,829,377	$3,073,320	$1,870,469	$1,873,822
Accelerated Vesting of Stock Options(3)	$1,869,602	$1,016,284	$721,834	$480,797	$581,875
Life insurance proceeds	$3,000,000	$3,000,000	$3,000,000	$3,000,000	$3,000,000

(1)
Amounts represent the present value of the above market earnings that the participant's beneficiary would receive during the beneficiary's life, calculated using 12.0% as the earnings rate (as set forth in the plan) and a discount rate of 4.5% (reflecting the Moody's Bond Indices Corporate Avg rate determined as of January 27, 2012).

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 27, 2012 ($50.05 per share).

(3)
Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on January 27, 2012 ($50.05 per share) and subtracting the exercise price of such option shares.

Disability

        If a named executive officer becomes totally and permanently disabled while employed, the Post-Termination Benefits consist of:

  •
  Monthly payments under the Excess Long-Term Disability Plan if he or she also participated in the widely available qualified long-term disability plan;

  •
  The right to continued above-market interest under the ODCP; and

  •
  Accelerated vesting of RSU awards.

        Our Excess Long-Term Disability Plan, a self-insured unfunded plan, provides monthly disability income payments with respect to the portion of annualized salary and three-year average Bonus and Non-Equity Incentive Plan compensation above the qualified plan annual compensation limit (currently set at $245,000) but not exceeding $1 million. The plan replaces 60% of a participant's eligible compensation. A participant who becomes disabled before age 65 is eligible to receive payments under the plan while he or she is totally and permanently disabled through age 65 (with a minimum of three years of disability payments) or death, if sooner.

	Mr. Steinhafel	Mr. Scovanner	Ms. Tesija	Mr. Scully	Mr. Griffith
Excess Long-Term Disability Plan (Annual Payments)	$450,000	$450,000	$450,000	$450,000	$450,000
ODCP: Present Value of Above-Market Interest(1)	$7,956,316	$6,933,257	N/A	N/A	N/A
RSU Vesting(2)	$10,351,791	$2,829,377	$3,073,320	$1,870,469	$1,873,822

(1)
See Note 1 in the Voluntary Termination discussion above.

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 27, 2011 ($50.05 per share).

Change-in-Control

        The following discussion describes the payments and benefits that: (1) are triggered by the occurrence of a change-in-control; and (2) are triggered only by a qualifying termination of employment following a change-in-control. In general terms, we will experience a change-in-control, as defined in our compensation plans, whenever any of the following events occur:

  •
  50% or more of our Board of Directors consists of persons who have not been nominated or appointed by incumbent directors, for which purpose any director who assumes office as a result of an actual or threatened contested election will not be considered as having been nominated or appointed by incumbent directors;

  •
  Any person or group acquires 30% or more of our common stock;

  •
  We merge with or into another company and our shareholders own less than 60% of the combined company; or

  •
  Our shareholders approve an agreement or plan to liquidate or dissolve our company.

        Importantly, our plans do not provide for any gross-ups for taxes due on any payments described in this section.

        The consequence of a change-in-control to the named executive officers, without termination of employment, is as follows:

  •
  The deferred compensation balance under the ODCP, together with the present value of the continued above-market interest under the ODCP, as well as the deferred compensation balance in the EDCP, will be paid in a lump-sum as soon as allowed under Section 409A of the Internal Revenue Code, unless the Board of Directors determines not to accelerate payment of these amounts.

  •
  A pro rata portion of outstanding PSU awards (those still in their respective performance period) will be deemed to have been earned at the target payout level and paid out within ten days following the change-in-control. The pro rata payout is based on the percentage of the three-year performance period that has elapsed as of the date of the change-in-control. The balance of the awards are forfeited. We use the target payout level for this calculation rather than actual performance to eliminate arbitrary results that could occur with a shortened performance period.

  •
  A pro rata portion of outstanding restricted stock awards and RSUs will vest and be paid out within ten days following the change-in-control. The pro rata vesting is based on the percentage of the three-year vesting period that has elapsed as of the date of the change-in-control. The balance of the awards are forfeited. For a 2011 RSU award, if the executive officer meets the age and years of service requirements described in note 2 to the Outstanding Equity Awards at 2011 Fiscal Year-End table, all RSUs subject to that award will vest and be paid out within ten days following the change-in-control.

        If a change-in-control occurred on January 28, 2012, the named executive officers would have received the following:

	Mr. Steinhafel	Mr. Scovanner	Ms. Tesija	Mr. Scully	Mr. Griffith
ODCP: Present Value of Above Market Interest(1)	$6,587,111	$5,864,036	N/A	N/A	N/A
PSU payouts(2)	$2,184,631	$1,280,404	$873,865	$489,223	$565,167
RSU vesting(2)	$7,036,214	$1,503,634	$1,058,792	$1,341,401	$682,414

(1)
The present value is determined by assuming that payments of the executive officer's account will be made based on the executive officer's payment elections, and then determining the present value of the above-market earnings using the RP-2000 Combined Healthy Participant mortality table, an assumed annual earnings rate of 12% (reflecting the earnings rate in effect for the ODCP during 2012) and a discount rate of 6% (reflecting a discount rate that is 6 percentage points less than the assumed earnings rate, as set forth in the terms of the plan).

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 27, 2011 ($50.05 per share).

        If a named executive officer's employment terminates involuntarily or voluntarily with good reason (a material reduction in compensation or responsibilities or a required relocation following a change-in-control), the Post-Termination Benefits that may be received consist of severance under the ICP and accelerated vesting of outstanding stock options. The estimated amount of additional Post-Termination Benefits in excess of the benefits triggered by the change-in-control transaction are as follows:

	Mr. Steinhafel	Mr. Scovanner	Ms. Tesija	Mr. Scully	Mr. Griffith
ICP Payments (Severance)	$8,999,120	$4,720,091	$3,592,998	$2,674,355	$3,206,674
Accelerated Vesting of Stock Options	$1,869,602	$1,016,284	$721,834	$480,797	$581,875

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of our common stock who fail to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based solely on review of reports furnished to us and written representations that no other reports were required during the fiscal year ended January 28, 2012, all Section 16(a) filing requirements were met.

 ITEM TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm for Target and its subsidiaries for the fiscal year ending February 2, 2013.

        A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

Audit and Non-audit Fees

        The following table presents fees for professional services performed by Ernst & Young LLP for the annual audit of our consolidated financial statements for fiscal 2011 and 2010, the review of our interim consolidated financial statements for each quarter in fiscal 2011 and 2010, and for audit-related, tax and all other services performed in fiscal 2011 and 2010:

	Fiscal Year End
	January 28, 2012	January 29, 2011
Audit Fees(1)	$4,565,000	$3,613,000
Audit-Related Fees(2)	212,000	241,000
Tax Fees:
Compliance(3)	559,000	1,233,000
Planning & Advice(4)	269,000	1,596,000
All Other Fees(5)	323,000	158,000

Total	$5,928,000	$6,841,000

(1)
Includes annual audit of consolidated financial statements, including work associated with our enterprise resource planning system implementation and our Canadian segment, Sarbanes-Oxley Section 404 attestation services, consents for securities offerings and registration statements, and other agreed upon procedures.

(2)
Includes benefit plan audits and other accounting consultations.

(3)
Includes Form 5500 preparation and tax compliance services, including a 2010 capitalization review project in connection with our store remodel program.

(4)
Includes tax planning advice and assistance with tax audits and appeals.

(5)
Includes technical training and other non-tax advisory services.

        The Audit Committee's current practice requires pre-approval of all audit services and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm's independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

        THE AUDIT COMMITTEE RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Report of the Audit Committee

        The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee Target's financial reporting process. Management has primary responsibility for our consolidated financial statements and reporting process, including our systems of internal controls. Target's independent registered public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. In addition, the independent registered public accounting firm will express its opinion on the effectiveness of our internal control over financial reporting.

        A copy of the Audit Committee Position Description, which has been adopted by our Board of Directors and further describes the role of the Audit Committee in overseeing our financial reporting process, is available online at www.target.com (click on "Investor Relations," then "Corporate Governance," then "Board Committees" and "Audit Committee Position Description").

        In performing its functions, the Audit Committee:

  •
  met with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations and their evaluations of Target's internal controls;

  •
  reviewed and discussed with management the audited financial statements included in our Annual Report;

  •
  discussed with our independent registered public accounting firm the matters required to be discussed by the applicable Public Company Oversight Board standards; and

  •
  received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accountant's communication with the Audit Committee concerning independence, and discussed with them matters relating to their independence.

        Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Position Description, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2012, for filing with the SEC.

AUDIT COMMITTEE

Roxanne S. Austin, Chair
Mary E. Minnick
Derica W. Rice
John G. Stumpf

 ITEM THREE—APPROVAL OF THE TARGET CORPORATION
OFFICER SHORT-TERM INCENTIVE PLAN

Introduction

        The independent members of the Board of Directors, upon recommendation by the Compensation Committee of the Board of Directors, adopted the Target Corporation Officer Short-Term Incentive Plan on March 14, 2012, subject to shareholder approval ("STIP"). The STIP is substantially similar to the Target Corporation Officer Short-Term Incentive Plan approved in 2007 (referred to as the "current STIP" for purposes of this Item Three). We are seeking shareholder approval of the STIP because one of the conditions for qualification as "performance-based compensation" for U.S. tax purposes is that the shareholders must approve the material terms of the performance measures and re-approve those material terms every five years. Shareholder approval of the STIP will allow us to preserve the tax deduction for our performance-based officer compensation payable under the STIP that may otherwise exceed the deduction limit established by Section 162(m) of the Internal Revenue Code (see "Tax Matters" below).

        The purpose of the STIP, like our current STIP, is to promote our pay-for-performance compensation philosophy by providing cash incentive awards to designated officers, who through their efforts directly and significantly impact the achievement of our goals and objectives. The STIP gives the Compensation Committee discretion to choose one or more appropriate performance measures by which to measure executive officers' performance in any given performance period. The performance measures are set at the beginning of each performance period.

Summary of the Plan

        The basic features of the STIP are summarized below. The STIP will not become effective unless approved by the shareholders.

        Administration.    The Compensation Committee, all of whose members are independent, outside directors, will administer the STIP. The Compensation Committee will have the authority to grant cash incentive awards upon such terms, consistent with the terms of the STIP, as it considers appropriate, to our executive officers and certain other officers. The Compensation Committee will have authority to interpret all provisions of the STIP, to adopt, amend and rescind rules and regulations pertaining to the administration of the STIP and to make all other determinations necessary or advisable for the administration of the STIP.

        Eligibility.    Any executive officer designated by the Compensation Committee from time to time, and any non—executive officer designated by the Chief Executive Officer from time to time, is eligible to participate in the STIP for a given year or other performance period. In fiscal 2011, approximately 133 officers (including executive officers) were selected to participate in the current STIP, and participation in the STIP is expected to be comparable.

        Determination of Performance Measures.    Awards may be based on one or more of the following performance measures chosen by the Compensation Committee:

  •
  revenues

  •
  sales

  •
  comparable store sales

  •
  earnings before interest and taxes

  •
  earnings before interest, taxes, depreciation and amortization

  •
  earnings before taxes

  •
  net earnings

  •
  earnings per share

  •
  economic value added

  •
  total shareholder return

  •
  credit card spread to LIBOR

        In addition, for any award to a participant who is not a covered officer under Section 162(m) of the Internal Revenue Code or that is not intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code, the performance measures may include, alone or in combination with the performance measures listed above, any other measure of performance as determined by the Compensation Committee.

        The Compensation Committee may select different performance measures for different participants in any performance period. The Compensation Committee also selects the relevant performance periods, which may not exceed four consecutive fiscal quarters. In addition to selecting the performance measures, the Compensation Committee will also approve the level of attainment required to earn a payment under an award. The required level of attainment can be measured as an absolute amount or relative to other periods or to a designated peer group. The performance measure may be tied to performance achieved by our company or any segment, subsidiary, operating company, division, unit, test strategy or new venture of our company, or based on individual performance. In recent years, the Compensation Committee has selected a combination of earnings before interest and taxes (EBIT) and economic value added (EVA) as the performance measures for awards to our officers.

        Determination of Cash Incentive Amounts.    The target opportunity for each participant will be determined by the Compensation Committee at the beginning of the performance period. The target opportunity may be established as a set dollar amount or as a percentage of the participant's compensation (typically based on a percentage of base salary). In addition, the Compensation Committee may establish an incentive pool and determine each participant's award based on a ratio of the participant's award to all awards earned under the STIP multiplied by the pool. At the end of the performance period, the Compensation Committee will certify levels of achievement of the performance measures and pay out any earned awards in the form of cash payments. The Compensation Committee has discretion to exclude the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles or methods, realized investment gains or losses, discontinued operations, acquisitions, divestitures, material restructuring or impairment charges, uninsured losses for natural catastrophes and any other items the Committee determines is necessary to provide appropriate period-to-period comparisons, so long as such adjustments are permissible under Section 162(m) of the Internal Revenue Code.

        Maximum Payments.    The maximum amount payable under the STIP to any participant for any year is equal to the lesser of $7 million or 400% of the participant's base salary as of the date of grant of the award.

        Tax Matters.    As described in the Compensation Discussion and Analysis in this Proxy Statement, Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to our covered officers to $1 million per year. This limitation does not apply to "performance-based compensation." One of the conditions for qualification as "performance-based compensation" is that the shareholders must approve the material terms of the performance measures and re-approve those material terms every five years. Amounts paid under the objective performance measures established under the STIP will, under current tax law, continue to qualify as performance-based compensation if shareholders approve the STIP.

 New Plan Benefits

        The STIP will be effective February 3, 2013 so long as it is approved by shareholders prior to June 30, 2012. As a result, the first awards granted under the STIP will relate to fiscal 2013. Amounts payable under the STIP for fiscal 2013 are not determinable because the performance measures and target opportunities will not be set by the Compensation Committee until early in fiscal 2013. However, the benefits paid under the current STIP for fiscal 2011 (which are the same benefits reported under the Non-Equity Incentive Plan Compensation column and, for officers other the Chief Executive Officer, the Bonus column of the Summary Compensation Table on page 34) are as follows:

Name and Principal Position	Fiscal 2011 Benefits Paid
Gregg W. Steinhafel Chairman, President & Chief Executive Officer	$2,205,000
Douglas A. Scovanner Executive Vice President & Chief Financial Officer	$956,325
Kathryn A. Tesija Executive Vice President—Merchandising	$793,050
Terrence J. Scully President—Financial and Retail Services	$552,000
John D. Griffith Executive Vice President—Property Development	$616,000
Executive Officer Group (11 persons including the above executive officers)	$7,871,975
Non-Executive Officer Employee Group (122 persons)	$17,470,204

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE TARGET CORPORATION OFFICER SHORT-TERM INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of January 28, 2012		Weighted-average exercise price of outstanding options, warrants and rights as of January 28, 2012	Number of securities remaining available for future issuance under equity compensation plans as of January 28, 2012 (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	41,315,398	(1)	$47.59	32,547,162
Equity compensation plans not approved by security holders	0			0

Total	41,315,398		$47.59	32,547,162

(1)
This amount includes 3,101,903 PSU and RSU shares potentially issuable upon settlement of PSUs and RSUs issued under our Long-Term Incentive Plan and 2011 Long-Term Incentive Plan. The actual number of PSU shares to be issued depends on our financial performance over a period of time. PSUs and RSUs do not have an exercise price and thus they have been excluded from the weighted average exercise price calculation in column (b).

 ITEM FOUR—ADVISORY APROVAL OF EXECUTIVE COMPENSATION

        Consistent with the views expressed by shareholders at our 2011 Annual Meeting, the Board of Directors has determined to seek an annual non-binding advisory vote from shareholders to approve the executive compensation as disclosed in the Compensation Discussion & Analysis ("CD&A"), tabular disclosures and related narrative of this proxy statement.

        Target's executive compensation programs are structured to align the interests of our executive officers with the interests of our shareholders. They are designed to attract, retain, and motivate a premier management team to sustain our distinctive brand and competitive advantage in the marketplace and to provide a framework that delivers outstanding financial results over the long term. Our executive compensation programs reflect the competitive environment in which we operate, and incorporate performance based criteria. More specifically, we:

  •
  Incorporate a mix of cash and equity compensation with varying time horizons and financial measures to reward sustained outstanding performance;

  •
  Put an emphasis on variable compensation with financial performance measures that correlate with the creation of shareholder value; and

  •
  Directly align the interests of our executive officers with those of our shareholders by linking long-term compensation to stock price performance.

        Shareholders are urged to read the CD&A, which discusses in-depth how our executive compensation programs are aligned with our performance and the creation of shareholder value. The Compensation Committee and the Board of Directors believe that the policies and practices described in the CD&A effectively implement our pay for performance compensation philosophy.

        THE BOARD OF DIRECTORS, UPON RECOMMENDATION OF THE COMPENSATION COMMITTEE, RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE FOLLOWING NON-BINDING RESOLUTION:

        "RESOLVED, that the shareholders approve the compensation awarded to the named executive officers, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement."

Effect of Item

        The Say-on-Pay resolution is non-binding. The approval or disapproval of this item by shareholders will not require the Board or the Compensation Committee to take any action regarding Target's executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Compensation Committee.

        The Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interest of Target and its shareholders.

        The Board values the opinions of Target's shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future compensation decisions.

 ITEM FIVE—SHAREHOLDER PROPOSAL ON ELECTRONICS RECYCLING

        As You Sow, 311 California Street, Suite 510, San Francisco, CA 94104, on behalf of shareholder Margaret Law, who held more than $2,000 of shares of common stock on December 30, 2011, intends to submit the following resolution to shareholders for approval at the 2012 annual meeting:

Resolution

        RESOLVED that Target Corp.'s board of directors prepare a report, at reasonable cost and excluding confidential information, on policy options, above and beyond legal compliance, to minimize the environmental impacts of its electronics recycling activities by providing mechanisms for take back of all electronics sold, promoting reuse of working equipment and preventing export to non-OECD countries of hazardous e-waste and untested or non-working equipment or components.

Supporting Statement

        WHEREAS Target Corp. is the fourth largest U.S. retailer of consumer electronics, and such devices contain toxic materials such as lead, mercury, cadmium, brominated flame retardants, polyvinyl chloride, and are difficult to recycle.

        Only about 25% of electronics ready for end-of-life management are collected for recycling, according to a 2011 U.S. Environmental Protection Agency report. E-waste is the fastest growing and most hazardous component of the municipal waste stream, comprising more than 5%. The estimated collection rate for e-waste lags the U.S. recovery rate for all municipal waste of 34%.

        Improper disposal of electronics can result in serious public health and environmental impacts. Analog TV sets and monitors with cathode ray tubes contain large amounts of lead, flat screen monitors contain mercury switches, and computer batteries contain cadmium, which can be harmful to human health if released to the environment.

        Electronic goods collected for recycling in the U.S. are often shipped by recyclers to developing countries where they endanger health and the environment. Exporting Harm: The High-Tech Trashing of Asia, a report by Basel Action Network, revealed appalling conditions in the city of Guiyu, China, where approximately 100,000 migrant workers break apart and process old electronic equipment under primitive conditions. Workers openly burn toxic plastics and wires, and melt soldered circuit boards to extract gold, silver and copper. These activities threaten worker health and pollute land and water.

        Target's 2009 Corporate Responsibility report states "being a responsible steward of the environment is one of the most important issues that defines Target's corporate reputation," yet the company does not offer take back for the full range of electronics it sells and lacks a policy to ensure safe disposal of materials collected. The company takes back small devices such as music players and mobile phones but does not disclose substantive information about the disposition of electronics it collects, or whether it promotes reuse of working equipment or bars export of collected electronics. Shareholders need assurances the company is actively monitoring how collected goods are processed.

        Proponents believe our company should develop a nationwide return program for all electronic devices it sells using stores or nearby locations convenient for customers. All electronics collected by our company should be recycled or refurbished by responsible electronics recyclers who are independently verified to meet a standard such as the e-Stewards standard. Competitor Best Buy takes back all electronics and bars downstream service providers from exporting non-working equipment or components to developing countries, and requires third party provider audits.

Position of the Board of Directors

        The Board of Directors has considered this proposal and believes that its adoption at this time is not in the best interests of Target or our shareholders. In response to a similar proposal last year, we improved our disclosure with respect to our electronics recycling activities. In particular, we now address in more detail our responsible recycling standards for e-waste, our in-store recycling program, where our recycling products go and other efforts to divert waste from landfills at hereforgood.target.com/environment. Our responsible recycling standards for e-waste, which we contractually obligate our vendor partners to follow, address several of the concerns mentioned by the proponent. Those standards include:

  •
  Ensuring that all items are refurbished, broken down and recycled or marketed for re-use.

  •
  Processing all e-waste items domestically, and preventing e-waste materials from being sent to landfills anywhere in the world.

  •
  Monthly reporting by vendors on all sales and recycling activity, which, along with site audits, encourages transparency and allows visibility into vendor processes.

        Our program includes consideration of whether vendors have met various certification standards (such as the e-Stewards standard mentioned in the proposal and the Responsible Recycling (R2) standard), the vendors' internal processes and reputation, and periodic process reviews and inspections by appropriate Target team members or third-party inspectors. The vendor responsible for the majority of Target's e-waste processing is independently certified to meet the R2 standard.

        The proposal received this year differs from last year's proposal in that it asks us to consider expanding the scope of our guest-facing recycling program to include "all electronics sold." Our guest-facing recycling program already allows guests to easily recycle small electronics, such as MP3 players, ink cartridges and cell phones, as well as cans, glass and plastic bottles and plastic bags in their local Target store. In essence, the substance of the proposal is to ask us to cover larger electronics, such as televisions, game consoles and appliances, in our guest-facing recycling program. We do not believe such an expansive recycling program is common among general merchandise retailers. In addition, we believe that the nature of a more expanded program would be disruptive to our store operations and less efficient relative to other alternatives available to guests for disposal of such items, including the availability of local government-run recycling facilities.

        We do not believe a separate report is needed because we already actively monitor our recycling and disposal practices for e-waste above and beyond legal compliance, and our existing recycling program, including our electronics take back, is consistent with, if not ahead of, practices among general merchandise retailers. Based on the above, the Board believes that our current approach to e-waste is appropriate and is in the best interest of Target and our shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE SHAREHOLDER PROPOSAL ON ELECTRONICS RECYCLING.

ITEM SIX—SHAREHOLDER PROPOSAL ON PROHIBITING USE
OF CORPORATE FUNDS FOR POLITICAL ELECTIONS OR CAMPAIGNS

        Green Century Equity Fund, 114 State Street, Suite 200, Boston, MA 02109, which held more than $2,000 of shares of common stock on December 22, 2011, intends to submit the following resolution to shareholders for approval at the 2012 annual meeting:

Resolution

        RESOLVED: The shareholders request that the board of directors adopt a policy prohibiting the use of corporate funds for any political election or campaign.

 Supporting Statement

PROHIBIT POLITICAL SPENDING FROM CORPORATE TREASURY FUNDS

        WHEREAS: Political spending and corporate money in politics is a highly contentious issue, made more prominent in light of the 2010 Citizens United Supreme Court case that affirmed companies' rights to make unlimited political expenditures to independent groups. In the 2012 election year, we expect even more media and public attention to corporate spending to influence elections. Experts predict that an unprecedented amount of money will be spent in the 2012 election season.

        Recent polls highlight the public's disapproval. In a June 2010 Harris poll, 85% of voters said that corporations "have too much influence over the political system today...." In February 2010, an ABC News/Washington Post poll found that 80% opposed Citizens United, noting, "the bipartisan nature of these views is striking in these largely partisan times."

        Corporate political contributions can backfire on a corporation's reputation and bottom line. In 2010, Target Corporation experienced such risks directly after it received unwanted attention, consumer boycotts, and protests for its support of a controversial candidate. In a Harris Poll released in October 2010, a sizable portion (46)% of respondents indicated that if there were option, they would shop elsewhere if they learned that a business they patronized had contributed to a candidate or a cause that they oppose.

        According to the National Institute on Money in State Politics, between 2003 and 2011, Target Corporation spent $1.5 million on company or PAC contributions. However, this figure does not include payments to trade associations or other tax-exempt organizations that may channel corporate money to political ends.

        Many trade associations that receive corporate contributions spend vast sums in electoral politics; these payments are not required to be disclosed. For example, the U.S. Chamber of Commerce pledged to spend between $50 and $75 million in the 2010 election season, and announced that it would work to unseat any member of Congress who voted for healthcare reform. According to Public Citizen, only 32% of groups broadcasting electioneering communications in the 2010 primary season revealed the identities of donors in their Federal Election Commission filings, down from nearly 100 percent in the 2004 and 2006 cycles.

        Increasingly, companies such as IBM, Colgate Palmolive, Wells Fargo and others are adopting policies prohibiting spending of political funds directly or indirectly to influence elections.

        Given the risks and potential negative impact on shareholder value, the proponents believe Target Corporation should adopt a policy to refrain from using treasury funds in the political process.

        We believe this policy should include any direct or indirect contribution that is intended to influence the outcome of an election or referendum. It should also prohibit the use of trade associations or non-profit corporations from channeling our company's contributions or membership dues to influence the outcome of any election or referendum.

Position of the Board of Directors

        The Board of Directors has considered this proposal and believes that its adoption at this time is not in the best interests of Target or our shareholders.

        The Board acknowledges the importance of the issue of the role of corporations in public policy activities. Following our experience during the 2010 election cycle, the Board conducted a comprehensive review of our policies and practices in this area, which led to the adoption of a clear and transparent framework for Target's public policy engagement based on:

  •
  Alignment of our business interests and public policy activities;

  •
  A rigorous internal governance process, including Board oversight, that supports this alignment; and

  •
  Transparency to shareholders, guests, team members and other stakeholders.

        During the course of this review the Board considered whether to adopt a ban on the use of any corporate treasury funds for political purposes. It determined that a complete prohibition of this nature was too absolute and could put Target at a disadvantage if there ever were circumstances when use of corporate funds would be in the best interests of the corporation. The Board continues to believe that our framework for engagement, which combines a sound decision-making process, Board oversight and transparency to stakeholders, is the best approach.

        More information about our public policy activities, including disclosure of individual contributions and a discussion of how we prohibit trade associations from using any of Target's dues for political campaigns, can be found at: hereforgood.target.com/learn-more/civic-activity.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE SHAREHOLDER PROPOSAL THAT WOULD PROHIBIT OUR USE OF CORPORATE FUNDS FOR ANY POLITICAL ELECTION OR CAMPAIGN.

ADDITIONAL INFORMATION

Business Ethics and Conduct

        We are committed to conducting business lawfully and ethically. All of our directors and employees, including our Chief Executive Officer and senior financial officers, are required to act at all times with honesty and integrity. Our Business Conduct Guide covers areas of professional conduct, including conflicts of interest, the protection of corporate opportunities and assets, employment policies, confidentiality, vendor standards and intellectual property, and requires strict adherence to all laws and regulations applicable to our business. Our Business Conduct Guide also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Business Conduct Guide.

        We intend to disclose any future amendments to, or waivers from, any provision of our Business Conduct Guide involving our directors, our principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions on our website within four business days following the date of any such amendment or waiver. No waivers were sought or granted in fiscal 2011.

Vendor Standards and Compliance

        To ensure that the products we carry in our stores are made legally and ethically, we require our vendors to abide by certain standards. Copies of those standards and related materials are included at hereforgood.target.com/learn-more/responsible-sourcing.

Commitment to Diversity

        At the heart of our company are the diverse backgrounds and perspectives of our more than 365,000 Target team members. The diversity of our team fosters a unique, inclusive culture that is collaborative, dynamic and guided by our shared commitment to delivering outstanding results. The market insight, community-building and commitment of our African American, Asian American, Hispanic, GLBT, Women's and Military Business Councils help make Target a great place to work and inform business decisions that create a competitive advantage. Our Vice President of Diversity & Inclusion leads a team that works to integrate the Business Councils with our companywide diversity strategy.

        We also believe it's important that our stores and merchandise reflect the communities in which we operate. As a result, we actively recruit and engage diverse suppliers and business partners through meaningful participation in national and local organizations focused on diverse business development. In addition, we extend this commitment to our involvement in many innovative programs, partnerships and sponsorships that share our objective of fostering an inclusive culture. We care about the needs of the communities we serve, and embrace their diversity through our support. Information regarding our diversity programs is located at www.target.com/diversity.

        For the benefit of hearing impaired persons, a sign language interpreter will be present at our 2012 Annual Meeting.

Strengthening Communities

        Since 1946, Target has donated 5 percent of its income to improve the health and safety of the communities in which we operate. Today, that commitment extends to more than 1,700 neighborhoods throughout the U.S. and nearly 30 countries around the world. Each week, we give on average more than $3 million and numerous volunteer hours to make a positive impact in the lives of our guests and team members.

        Target's longstanding dedication to improving the communities where we operate is punctuated by several core commitments, including paving a path to graduation by supporting K-12 education; reducing our environmental impact; inspiring our guests, team members and their families as they strive to achieve their well-being goals; and operating safe stores that help our communities thrive.

        Our legacy of community giving—both in terms of financial support and team member volunteer hours—is a hallmark of our brand and a differentiating factor in Target's ability to attract and retain top talent. To learn more about Target's commitment to strengthening communities as a responsible corporate citizen, visit hereforgood.target.com.

SHAREHOLDER INFORMATION

Shareholder Proposals

        Proposals by shareholders (other than director nominations) that are submitted for inclusion in our proxy statement for our 2013 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. To be timely under Rule 14a-8, they must be received by our Corporate Secretary at Target Corporation, 1000 Nicollet Mall, Mail Stop TPS-2670, Minneapolis, Minnesota 55403 by December 31, 2012.

        If a shareholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at the annual meeting of shareholders (other than director nominations), that shareholder must give advance written notice of such proposal to our Corporate Secretary, which notice must be received at least 90 days prior to the anniversary of the most recent annual meeting. For our 2013 Annual Meeting, notice must be received by March 15, 2013, and must comply with all applicable statutes and regulations, as well as certain other provisions contained in our bylaws, which generally require the shareholder to provide a brief description of the proposed business, reasons for proposing the business and certain information about the shareholder and the Target securities held by the shareholder.

        Under our bylaws, if a shareholder plans to nominate a person as a director at an annual meeting, the shareholder is required to place the proposed director's name in nomination by written request received by our Corporate Secretary at least 90 days prior to the anniversary of the most recent annual meeting. Shareholder-proposed nominations for our 2013 Annual Meeting must be received by March 15, 2013, and must comply with all applicable statutes and regulations, as well as certain other provisions contained in our bylaws, which generally require the shareholder to provide certain information about the proposed director, the shareholder and the Target securities held by the shareholder.

Householding Information

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

        If you and other shareholders of record with whom you share an address currently receive multiple copies of our annual report and/or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the annual report or proxy statement for your household, please contact our Investor Relations representative by email at investorrelations@target.com, by mail to the address listed on the cover of this proxy statement, Attention: Investor Relations, or by telephone at (612) 761-6736.

        If you participate in householding and would like to receive a separate copy of our 2011 annual report or this proxy statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

 APPENDIX A

TARGET CORPORATION
OFFICER SHORT-TERM INCENTIVE PLAN
(Adopted on March 14, 2012)

Article I—Background

1.1    Name.    The name of this plan is the "Target Corporation Officer Short-Term Incentive Plan." It is sometimes hereinafter referred to as the "STIP" or the "Plan." Unless otherwise defined in the Plan or the context clearly indicates to the contrary, capitalized terms are defined in Article II.

1.2    Compensation Policy and Plan Intent.    The Plan is intended to promote the Company's pay-for-performance compensation philosophy by providing incentive cash bonus payments to designated upper-level executives, who through their efforts directly and significantly impact the achievement of Company goals and objectives.

1.3    Eligibility.    Bonuses may be granted to any Executive Officer who is designated as a Participant from time to time by the Committee or any other officer who is designated as a Participant from time to time by the Chief Executive Officer of the Company. Designation as a Participant for a Bonus in one period shall not confer on a Participant the right to participate in the Plan for any other period.

Article II—Definitions

2.1    Board.    "Board" means the Board of Directors of the Company.

2.2    Bonus.    "Bonus" means an incentive award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive a cash bonus payment from the Company pursuant to Article III.

2.3    Code.    "Code" refers to the Internal Revenue Code of 1986, as amended.

2.4    Company.    "Company" refers to Target Corporation and its subsidiaries.

2.5    Committee.    "Committee" means the Compensation Committee of the Board and if no such named committee shall be designated by the Board, it shall mean the Committee of the Board most nearly performing the duties of the Compensation Committee as defined at the time of its elimination as a Board Committee.

2.6    Covered Officer.    "Covered Officer" includes all Participants whose compensation, in the Performance Period for which the Bonus is calculated, is or, in the Committee's discretion, may be subject to the compensation expense deduction limitations set forth in Section 162(m) of the Code.

2.7    Determination Date.    "Determination Date" means the latest possible date that will not jeopardize a Bonus' qualification as Performance-Based Compensation.

2.8    Executive Officer.    "Executive Officer" is as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

2.9    Participants.    "Participants" mean executives participating in the Plan, pursuant to Section 1.3.

2.10    Performance-Based Compensation.    "Performance-Based Compensation" means a Bonus that is intended to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

2.11    Performance Measures.    "Performance Measures" mean one or a combination of two or more of the following performance-based metrics, as approved by the Committee; provided, however, that different Performance Measures may be approved for different Participants during the same Performance Period: revenues; sales; comparable store sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before taxes; net earnings; earnings per share; economic value added; total shareholder return; and credit card spread to LIBOR. In addition, for any Bonus to a Participant that is not intended to constitute Performance-Based Compensation, Performance Measures may include, alone or in combination with the foregoing Performance Measures, any other measure of performance as determined by the Committee.

2.12    Performance Period.    "Performance Period" is the period, which shall not exceed four consecutive fiscal quarters, specified by the Committee at the time a Bonus is granted.

Article III—Bonuses

3.1    General.    Bonuses may be granted to a Participant in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee, at the time a Bonus is made, shall specify the terms and conditions which govern the Bonus, which terms and conditions may prescribe (or, in the case of Bonuses intended to constitute Performance-Based Compensation, shall prescribe) the degree of attainment of such Performance Measures required for payment of a Bonus and that the Bonus shall be earned only upon, and to the extent that, Performance Measures as described in Section 3.2 are satisfied within the Performance Period for the Bonus. The Committee may establish terms and conditions for payment of Bonuses in the event of changes of duties of any Participant with the Company or any subsidiary of the Company during the Performance Period or in the event of a Participant's termination of employment (including death, disability, retirement, or termination with or without cause) or leave of absence. Different terms and conditions may be established by the Committee for different Bonuses and for different Participants.

3.2    Performance Measures.    Payment of Bonuses shall be contingent upon the degree of attainment of such Performance Measures over the Performance Period. With respect to each Performance Period, Performance Measures will be established and approved by the Committee on or before the Determination Date. Multiple Performance Periods may be established, each with different lengths and which run concurrently. Performance Measures may be absolute in their terms, on a per share basis, measured as a change from prior periods or measured against or in relationship to other companies comparably, similarly or otherwise situated. Each measure that is a financial measure shall be adjusted if so determined by the Committee, to exclude the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles or methods, realized investment gains or losses, discontinued operations, acquisitions, divestitures, material restructuring or impairment charges, retained and uninsured losses for natural catastrophes and any other items as the Committee determines to be required so that the operating results of the Company, segment, subsidiary, operating company, division, unit or test strategy or new venture, as applicable, shall be computed on a basis consistent with the Performance Measures established for the Performance Period; provided that no such adjustment shall be made if the effect of such adjustment would be to cause the related Performance-Based Compensation to fail to qualify as Performance-Based Compensation. The Committee may in its discretion classify Participants into as many groups as it determines, and as to any Participant relate his/her Performance Measures partially, or entirely, to the measured performance, either absolutely or relatively, of an identified segment, subsidiary, operating company, division, unit or test strategy, new venture of the Company or individual performance.

3.3    Payment of Bonuses.    Following the completion of each Performance Period, the Committee shall certify the level of attainment of the applicable Performance Measures for each Executive Officer. Bonuses shall be paid to Participants in cash at a time determined by the Committee, but in no event later than two and one-half months after the end of the fiscal year in which the Performance Period ends. However, any Participant who is a participant in a deferred compensation plan may defer payment of his/her Bonus if and to the extent permissible under any such plan. In no event shall a Covered Officer receive a Bonus in any fiscal year that exceeds the lesser of (i) $7,000,000 or (ii) 400% of the Covered Officer's base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Bonus.

3.4    Adjustments.    The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate a Bonus payable to any Participant for any reason. No reduction in a Bonus payable to any Participant shall increase the amount of the Bonus payable to any other Participant.

Article IV—General

4.1    Beneficiary.    Any Bonus which becomes distributable after the death of a Participant shall be paid as it becomes due to such person or persons, or other legal entity as the Participant may have designated in writing delivered to the Company's or his/her division's personnel office on an approved form. The Participant may, from time to time, revoke or change any such designation by writing delivered to such personnel office on an approved form. If there is no unrevoked designation on file with such personnel office at the Participant's death, or if the person or persons designated therein shall have all predeceased the Participant, such payments shall be made to the Participant's estate. If a Participant has deferred his/her Bonus pursuant to a plan or arrangement with the Company, the plan or arrangement shall govern the beneficiary designation.

4.2    Administration and Interpretation of Plan.    This Plan shall be interpreted by the Committee and its interpretations shall be final and binding on Participants and all other parties in interest.

The Plan shall be administered by the Committee. The Committee reserves the right, from time to time, to prescribe rules and regulations which are not inconsistent with the provisions of the Plan, and to modify or revoke such rules and regulations at such time and in such manner as it may deem proper. The Committee may, on or before the Determination Date, specify a pool from which some or all Bonuses may be paid to all Participants in accordance with this Plan and grant Bonuses under Section 3.1 based on allocations from such pool. A copy of the then current Plan shall be maintained in the Company's personnel office and shall be available, upon request, for review by any Participant or his duly authorized agent. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Bonus in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive, subject to the provisions of this Plan. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee.

All persons in the Plan shall be bound by the terms of the Plan and of all rules and regulations pursuant thereto, all as now in effect or hereafter amended, promulgated or passed which shall likewise be maintained at the Company's personnel office.

4.3    Rights of Participants and Beneficiaries.    The Plan is not an employment agreement and does not ensure or evidence to any degree the continued employment or the claim to continued employment of any Participant for any time or period or job.

No Participant or beneficiary shall, by virtue of this Plan, have any interest in any specific asset or assets of the Company. If a Bonus has been granted, a Participant or beneficiary has only an unsecured contract right to receive cash payments in accordance with and at the times specified by the Plan.

No Participant shall have the right or ability to assign, pledge, or otherwise dispose of any part of a Bonus hereunder.

4.4    Authority of Chief Executive Officer.    With respect to Participants who are not Executive Officers, the Chief Executive Officer of the Company may exercise the authority of the Committee under this Plan, except (a) to the extent the Committee chooses to exercise such authority, or (b) where such authority must be exercised by the Committee under Section 162(m) of the Code, or (c) unless otherwise delegated by the Board or the Committee, where such authority involves amending or modifying the Plan pursuant to Section 4.5.

4.5    Amendment, Modification and Termination of the Plan.    The Committee may at any time terminate, suspend or modify the Plan and the terms and provisions of any Bonus to any Participant which has not been paid. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation. No Bonus may be granted during any suspension of the Plan or after its termination.

4.6    Unfunded Plan.    The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Bonuses under the Plan.

4.7    Other Benefit and Compensation Programs.    Neither the adoption of the Plan by the Committee nor its submission to the shareholders of the Company shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem appropriate.

4.8    Governing Law.    To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly. The exclusive forum and venue for any legal action arising out of or related to the Plan shall be the United States District Court for the District of Minnesota, and each Participant, as a condition of participating in the Plan, submits to the personal jurisdiction of that court. If neither subject matter nor diversity jurisdiction exists in the United States District Court for the District of Minnesota, then the exclusive forum and venue for any such action shall be the courts of the State of Minnesota located in Hennepin County, and each Participant, as a condition of participating in the Plan, submits to the personal jurisdiction of that court.

4.9    Tax Withholding.    The Company shall have the right to withhold from cash payments under the Plan to a Participant or other person an amount sufficient to cover any withholding taxes the Company reasonably determines are legally payable by the Participant.

4.10    Compensation Recoupment Policy.    Bonuses may be made subject to any compensation recoupment policy adopted by the Board or the Committee at any time prior to or after the effective date of the Plan, and as such policy may be amended from time to time after its adoption.

4.11    Miscellaneous Provisions.

        a.     Headings.    Headings at the beginning of sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

        b.     Construed as a Whole.    The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

4.12    Effective Date of the Plan.    The Plan shall become effective as of February 3, 2013; provided that this Plan is approved and ratified by the shareholders of the Company no later than June 30, 2012. The Plan shall remain in effect until it has been terminated pursuant to Section 4.5.

www.target.com

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 13, 2012. Meeting Information TARGET CORPORATION Meeting Type: Annual Meeting For holders as of: April 16, 2012 Date: June 13, 2012 Time: 1:30 PM CDT Location: CityTarget Store 1 South State Street Chicago, Illinois You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. 1000 NICOLLET MALL MINNEAPOLIS, MINNESOTA 55403-2542 M46594-P19159 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 30, 2012 to facilitate timely delivery. M46595-P19159 How To Vote Please Choose One of the Following Voting Methods Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Vote By Telephone: You can vote by telephone by requesting a paper copy of the materials, which will include a proxy card with a toll-free number for voting. Vote In Person: Only registered holders and those beneficial holders that have obtained a legal proxy from the record holder of their shares may vote in person at the meeting. In order to attend the annual meeting you must have an admission ticket. Please review the Admission Policy in the proxy materials for instructions on how to obtain a ticket. . XXXX XXXX XXXX

Voting Items The Board of Directors Recommends you vote "FOR" the listed nominees in Item 1 and "FOR" Items 2, 3 and 4. 2. Company proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. 1. Election of Directors Nominees: 3. Company proposal to approve the Target Corporation Officer Short-Term Incentive Plan. 1a. Roxanne S. Austin 4. Company proposal to approve, on an advisory basis,our executive compensation ("Say-on-Pay"). 1b. Calvin Darden The Board recommends you vote "AGAINST" Items 5 and 6. 1c. Mary N. Dillon 5. Shareholder proposal on electronics recycling. 1d. James A. Johnson 6. Shareholder proposal on prohibiting use of corporate funds for political elections or campaigns. 1e. Mary E. Minnick 1f. Anne M. Mulcahy 1g. Derica W. Rice 1h. Stephen W. Sanger M46596-P19159 1i. Gregg W. Steinhafel 1j. John G. Stumpf 1k. Solomon D. Trujillo

M46597-P19159

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Target Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your card. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Target Corporation in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. 1000 NICOLLET MALL MINNEAPOLIS, MINNESOTA 55403-2542 M46582-P19159-Z57625 TARGET CORPORATION The Board of Directors Recommends you vote "FOR" the listed nominees in Item 1 and "FOR" Items 2, 3 and 4. 1. Election of Directors Against Abstain For Nominees: ! ! ! 1a. Roxanne S. Austin ! ! ! For Abstain Against 1b. Calvin Darden 2. Company proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. ! ! ! ! ! ! 1c. Mary N. Dillon ! ! ! ! ! ! 1d. James A. Johnson 3. Company proposal to approve the Target Corporation Officer Short-Term Incentive Plan. ! ! ! ! ! ! 1e. Mary E. Minnick 4. Company proposal to approve, on an advisory basis,our executive compensation ("Say-on-Pay"). ! ! ! 1f. Anne M. Mulcahy For Against Abstain The Board recommends you vote "AGAINST" Items 5 and 6. ! ! ! ! ! ! 1g. Derica W. Rice 5. Shareholder proposal on electronics recycling. ! ! ! ! ! ! 1h. Stephen W. Sanger 6. Shareholder proposal on prohibiting use of corporate funds for political elections or campaigns. ! ! ! 1i. Gregg W. Steinhafel ! ! ! 1j. John G. Stumpf ! ! ! 1k. Solomon D. Trujillo ! If you are a registered or beneficial shareholder, consenting to receive all future annual meeting materials electronically is simple and fast! Enroll today at www.icsdelivery.com/target for secure online access to your proxy materials. For comments, please check this box and write them on the back where indicated. ! ! Mark here if you would like your voting instructions to be confidential pursuant to the Target Corporation policy on confidential voting described in the 2012 Proxy Statement Yes No NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your full title. Joint owners should each sign personally. Please sign, date and return the proxy card promptly using the enclosed envelope.

IF YOU PLAN ON ATTENDING THE ANNUAL MEETING, YOU MUST REQUEST AN ADMISSION TICKET ON OR BEFORE JUNE 8, 2012. PLEASE SEE THE PROXY STATEMENT FOR INSTRUCTIONS ON REQUESTING A TICKET. As a Registered Shareholder you can access this Target Corporation account online via: www.bnymellon.com/shareowner/equityaccess Computershare Shareowner Services (formerly BNY Mellon), Target Corporation's Transfer Agent, now makes it easy and convenient to get current information on this shareholder account. • View account status • View certificate history • View book-entry information • View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN For Technical Information Call 1-877-978-7778 Monday - Friday between 9 a.m. - 7 p.m. Eastern Daylight Time Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 13, 2012: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M46582-P19159-Z57625 Proxy Solicited on Behalf of the Board of Directors for the June 13, 2012 Annual Meeting of Shareholders Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Internet voting and telephone voting deadlines are 11:59 p.m. Eastern Daylight Time on June 12, 2012 for all shareholders except participants in the Target Corporation 401(k) Plan; and 6:00 a.m. Eastern Daylight Time on June 11, 2012 for participants in the Target Corporation 401(k) Plan. Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card. Gregg W. Steinhafel, John J. Mulligan and Timothy R. Baer, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated on the reverse side hereof, all shares of capital stock of Target Corporation, a Minnesota corporation, held by the undersigned on April 16, 2012, the record date for the Annual Meeting of Shareholders to be held on June 13, 2012, and at any adjournment thereof. This Proxy will be voted as directed, but if no direction is given it will be voted FOR the nominees and proposals set forth in Items 1, 2, 3 and 4, and AGAINST the proposals set forth in Items 5 and 6. The proxies cannot vote these shares unless you vote by telephone or the Internet or unless you sign this card on the reverse side and return it. The following information applies only to participants in the Target Corporation 401(k) Plan: • This proxy card will constitute voting instructions to the Trustee of this Plan. In accordance with the terms of the Plan, these instructions will be held in the strictest confidence by the Trustee and will not be divulged or released to any person, including officers or employees of the Corporation. If you return your voting instruction form but do not indicate your vote on a proposal, the Trustee is instructed to vote with the Board's recommendation, which is FOR the nominees and proposals set forth in Items 1, 2, 3 and 4, and AGAINST the proposals set forth in Items 5 and 6. • Your voting instructions will be applied based on the proportionate interest in shares held by the Target Common Stock Fund under the Plan. If you do not return a signed voting instruction form or respond by telephone or Internet as described above, the Trustee will vote the proportionate interest in the shares held by the Target Common Stock Fund in the same proportion as instructions actually received by the Trustee from Plan participants who gave voting instructions. Instruction forms received by the Trustee after 6:00 a.m. Eastern Daylight Time on June 11, 2012, will not be counted. Comments: _____________________________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Comments above, please mark corresponding box on the reverse side.)